AMENDMENT NO. 1 AND EXTENSION AGREEMENT TO THE AMENDED AND RESTATED CREDIT AGREEMENT
        Dated as of December 12, 2019
AMENDMENT NO. 1 AND EXTENSION AGREEMENT TO THE AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) among MEDTRONIC GLOBAL HOLDINGS S.C.A., a partnership limited by shares (société en commandite par actions) incorporated under the laws of the Grand-Duchy of Luxembourg having its registered office at 1, rue du Potager, L-2347, Luxembourg, and registered with the Luxembourg trade and companies register under the number B 191 129 (the “Company”), MEDTRONIC, INC., a Minnesota corporation (“Medtronic”), MEDTRONIC PLC, an Irish public limited company (“Parent”), the Lenders (as defined below) party hereto and BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”) for the Lenders.
PRELIMINARY STATEMENTS:
(1) The Company, Medtronic, Parent, the Designated Subsidiaries from time to time party thereto, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to an Amended and Restated Credit Agreement dated as of December 12, 2018 (as amended, supplemented or otherwise modified through the date hereof, the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.
(2) Pursuant to Section 10.02 of the Credit Agreement, the parties hereto desire to amend the Credit Agreement as set forth in Section 1 below (the “Amendment”).
(3) Pursuant to Section 2.20 of the Credit Agreement, each Lender party hereto so indicating on its signature page to this Amendment desires to extend the Maturity Date applicable to it for one (1) year from December 12, 2023 to December 12, 2024 as set forth in Section 2 below.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Certain Amendments to Credit Agreement. Each of the parties hereto agrees that, effective on the Amendment Effective Date (as defined below), the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Annex I hereto.
SECTION 2. Extension of Maturity Date.
Each Lender so indicating on its signature page to this Amendment agrees to extend the Maturity Date with respect to its Commitment to December 12, 2024. This agreement to extend the Maturity Date is subject in all respects to the terms of the Credit Agreement and is irrevocable.

Signature Page to Amended and Restated Credit Agreement

SECTION 3. Conditions to Effectiveness.
This Amendment shall become effective as of the date first above written (the “Amendment Effective Date”) when, and only when, the Administrative Agent shall have received counterparts of this Amendment executed by the Company, Medtronic, Parent, the Swing Line Lender and the Required Lenders. Each Lender that consents to the Extension Request shall so indicate its consent by executing as indicated on the signature page.
SECTION 4. Representations and Warranties of the Credit Parties. Each Credit Party represents and warrants as follows:
(a) The execution, delivery and performance of this Amendment and the Credit Agreement, as amended hereby, are within such Credit Party’s corporate powers and have been duly authorized by all necessary corporate and, if required, shareholder action. This Amendment has been duly executed and delivered by each Credit Party and the Credit Agreement, as amended hereby, constitutes a legal, valid and binding obligation of such Credit Party, enforceable in accordance with its terms, subject to applicable Debtor Relief Laws and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law);
(b) The execution, delivery and performance of this Amendment and the Credit Agreement, as amended hereby (i) do not require such Credit Party or any of its Subsidiaries to obtain or make any material consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect except for any filing which, if required, will be timely made, (ii) will not result in the violation by such Credit Party or any of its Subsidiaries of any applicable law or regulation or the charter, by-laws or other organizational documents of such Credit Party or any of its Subsidiaries or any order of any Governmental Authority, (iii) will not violate or result in a default under any material indenture, agreement or other instrument binding upon such Credit Party or any of its Subsidiaries or any of their respective assets, or give rise to a right thereunder to require any payment to be made by such Credit Party or any of its Subsidiaries, and (iv) will not result in the creation or imposition of any Lien on any asset of such Credit Party or any of its Subsidiaries;
(c) The representations and warranties in Article III of the Credit Agreement are true and correct in all material respects (except to the extent qualified by materiality, in which case such representations and warranties shall be true and correct in all respects); and
(d) No Default has occurred and is continuing.
SECTION 5. Reference to and Effect on the Credit Agreement and the Other Credit Documents. (a)  On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in any other Credit Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.
(b) The Credit Agreement and the other Credit Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.
(d)  This Amendment is subject to the provisions of Section 10.02 of the Credit Agreement and constitutes a Credit Document.
SECTION 6.  Costs and Expenses. The Company agrees to pay promptly on demand all reasonable costs and out-of-pocket expenses of the Administrative Agent (in its capacity as such) in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment (including, without limitation, the reasonable fees and out-of-pocket expenses of a single counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder) in accordance with the terms of Section 10.03 of the Credit Agreement.
SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION 8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.
MEDTRONIC GLOBAL HOLDINGS S.C.A., a
Luxembourg corporate partnership limited by shares (société en commandite par actions) represented by Medtronic Global Holdings GP
S.à.r.l. its General Partner, in turn acting by
By: /s/ Erik De Gres
Name: Erik De Gres
Title: Manager
MEDTRONIC, INC.
By: /s/ Jason Bristow
Name: Jason Bristow
Title: Treasurer
Signed for and on behalf of
MEDTRONIC PLC:
By: /s/ Jason Bristow
Name: Jason Bristow
Title: Treasurer

In the presence of:
By: /s/ Michele Conrad

Witness

Address: 710 Medtronic Pkwy.
        Minneapolis, MN 55432

Name: Michele Conrad

Occupation: Executive Administrative Assistant

BANK OF AMERICA, N.A., as Administrative Agent
By: /s/ Anthea Del Bianco
Name: Anthea Del Bianco
Title: Vice President

Consent to the foregoing Amendment:

BANK OF AMERICA, N.A., as Lender and Swing Line Lender

By: /s/ Yinghua Zhang
        Name: Yinghua Zhang
        Title: Director

Consent to extend the  Maturity Date:

BANK OF AMERICA, N.A., as Lender and Swing Line Lender

By: /s/ Yinghua Zhang
        Name: Yinghua Zhang
        Title: Director

Consent to the foregoing Amendment:

CITIBANK, N.A.

By: /s/ Richard Rivera
        Name: Richard Rivera
        Title: Vice President

Consent to extend the  Maturity Date:

CITIBANK, N.A.

By: /s/ Richard Rivera
        Name: Richard Rivera
        Title: Vice President

5

Consent to the foregoing Amendment:

DEUTSCHE BANK AG NEW YORK BRANCH
{Type or print name of Lender}

By: /s/ Ming K. Chu
        Name: Ming K. Chu
        Title: Director

By: /s/ Virginia Cosenza
        Name: Virginia Cosenza
        Title: Vice President

Consent to extend the  Maturity Date:

DEUTSCHE BANK AG NEW YORK BRANCH
{Type or print name of Lender}

By: /s/ Ming K. Chu
        Name: Ming K. Chu
        Title: Director

By: /s/ Virginia Cosenza
        Name: Virginia Cosenza
        Title: Vice President

        6

Consent to the foregoing Amendment:

JPMORGAN CHASE BANK, N.A, as Lender and Issuing Bank

By: /s/ Joseph McShane
        Name: Joseph McShane
        Title: Vice President

Consent to extend the  Maturity Date:

JPMORGAN CHASE BANK, N.A, as Lender and Issuing Bank

By: /s/ Joseph McShane
        Name: Joseph McShane
        Title: Vice President

Consent to the foregoing Amendment:

BARCLAYS BANK PLC

By: /s/ Ronnie Glenn
        Name: Ronnie Glenn
        Title: Director

Consent to extend the  Maturity Date:

BARCLAYS BANK PLC

By: /s/ Ronnie Glenn
        Name: Ronnie Glenn
        Title: Director

        7

Consent to the foregoing Amendment:

GOLDMAN SACHS BANK USA,

By: /s/ Rebecca Kratz
        Name: Rebecca Kratz
        Title: Authorized Signatory

Consent to extend the  Maturity Date:

GOLDMAN SACHS BANK USA,

By: /s/ Rebecca Kratz
        Name: Rebecca Kratz
        Title: Authorized Signatory

Consent to the foregoing Amendment:

HSBC Bank USA, N.A.

By: /s/ Alan Vitulich
        Name: Alan Vitulich
        Title: Director

Consent to extend the  Maturity Date:

HSBC Bank USA, N.A.

By: /s/ Alan Vitulich
        Name: Alan Vitulich
        Title: Director

        8

Consent to the foregoing Amendment:

MIZUHO BANK, LTD.
{Type or print name of Lender}

By: /s/ Tracy Rahn
        Name: Tracy Rahn
        Title: Authorized Signatory

Consent to extend the  Maturity Date:

MIZUHO BANK, LTD.
{Type or print name of Lender}

By: /s/ Tracy Rahn
        Name: Tracy Rahn
        Title: Authorized Signatory

        9

Annex I
Published CUSIP Number:
Deal L7000JAA8
Revolver L7000JAB6
AMENDED AND RESTATED CREDIT AGREEMENT
($3,500,000,000 Five Year Revolving Credit Facility)

(as amended by Amendment No 1 and Extension Agreement to the Amended and Restated Credit Agreement dated as of December 12, 2019)

dated as of
December 12, 2018

among

MEDTRONIC GLOBAL HOLDINGS S.C.A.
and
CERTAIN SUBSIDIARIES,
as Borrowers,

and

MEDTRONIC, INC.
and
MEDTRONIC PLC,
as Guarantors,

THE LENDERS PARTY HERETO,

BANK OF AMERICA, N.A.,
as Administrative Agent

and

~~MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED~~BOFA SECURITIES, INC., CITIBANK, N.A.
DEUTSCHE BANK SECURITIES INC., JPMORGAN CHASE BANK, N.A.,
BARCLAYS BANK PLC, GOLDMAN SACHS BANK USA,
HSBC SECURITIES (USA) INC. and MIZUHO BANK, LTD.,
as Joint Lead Arrangers and Joint Bookrunners

CITIBANK, N.A., DEUTSCHE BANK SECURITIES INC., JPMORGAN CHASE BANK, N.A., BARCLAYS BANK PLC, GOLDMAN SACHS BANK USA, HSBC BANK USA, NATIONAL ASSOCIATION and MIZUHO BANK, LTD.,
as Syndication Agents

DOCS02/1169812

TABLE OF CONTENTS

Section 1.04. Accounting Terms; GAAP........................................................................~~24~~25
Section 1.05. Exchange Rates; Currency Equivalents......................................................25
Section 1.06. Additional Alternative Currencies...........................................................~~25~~26
Section 1.07. Change of Currency..................................................................................~~26~~27
Section 1.08. Times of Day..................................................................................................27
Section 1.09. Letter of Credit Amounts.............................................................................27

Article II The Credits..............................................................................................................~~27~~28

Section 2.01. Commitments.............................................................................................~~27~~28
Section 2.02. Committed Loans and Borrowings..........................................................~~27~~28
Section 2.03. Requests for Committed Borrowings......................................................~~28~~29
Section 2.04. ~~[Reserved]~~Swing Line Loans........................................................................29
Section 2.05. Letters of Credit........................................................................................~~29~~33
Section 2.06. Funding of Committed Borrowings.........................................................~~40~~44
Section 2.07. Interest Elections.......................................................................................~~41~~45
Section 2.08. Termination and Reduction of Commitments........................................~~42~~46
Section 2.09. Repayment of Loans; Evidence of Debt..................................................~~43~~47
Section 2.10. Prepayment of Loans................................................................................~~43~~48
Section 2.11. Fees..............................................................................................................~~44~~49
Section 2.12. Interest........................................................................................................~~45~~49
Section 2.13. Alternate Rate of Interest.........................................................................~~46~~51
Section 2.14. Increased Costs..........................................................................................~~48~~53
Section 2.15. Break Funding Payments..........................................................................~~49~~54
Section 2.16. Taxes...........................................................................................................~~50~~55
Section 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs...........~~52~~57
Section 2.18. Mitigation Obligations; Replacement of Lenders..................................~~54~~59
Section 2.19. Increase in the Aggregate Commitments................................................~~55~~59
Section 2.20. Extension of Maturity Date......................................................................~~57~~62
Section 2.21. Cash Collateral..........................................................................................~~59~~64
Section 2.22. Defaulting Lenders....................................................................................~~60~~65
Section 2.23. Designated Borrowers...............................................................................~~62~~67

Article III Representations and Warranties......................................................................... ~~64~~69

Section 3.01. Organization; Powers...............................................................................~~64~~69
Section 3.02. Authorization; Enforceability..................................................................~~65~~69
Section 3.03. Governmental Approvals; No Conflicts..................................................~~65~~70
Section 3.04. Financial Condition; No Material Adverse Change..............................~~65~~70
Section 3.05. [Reserved]...................................................................................................~~65~~70
        i

Section 3.06. Litigation and Environmental Matters...................................................~~66~~70
Section 3.07. Compliance with Laws; Sanctions; Anti-Corruption............................~~66~~71
Section 3.08. Investment Company Status.....................................................................~~66~~71
Section 3.09. Taxes...........................................................................................................~~67~~71
Section 3.10. ERISA.........................................................................................................~~67~~71
Section 3.11. Disclosure...................................................................................................~~67~~72
Section 3.12. Federal Regulations...................................................................................~~67~~72
Section 3.13. Purpose of Loans.......................................................................................~~68~~72
Section 3.14. EEA Financial Institutions.......................................................................~~68~~72

Article IV Conditions.............................................................................................................. ~~68~~73

Section 4.01. Closing Conditions....................................................................................~~68~~73
Section 4.02. Each Credit Event.....................................................................................~~69~~74

Article V Affirmative Covenants........................................................................................... ~~70~~75

Section 5.01. Financial Statements and Other Information.........................................~~70~~75
Section 5.02. Notices of Material Events........................................................................~~72~~77
Section 5.03. Existence; Conduct of Business................................................................~~72~~77
Section 5.04. Payment of Taxes.......................................................................................~~73~~77
Section 5.05. Maintenance of Properties; Insurance....................................................~~73~~77
Section 5.06. Books and Records; Inspection Rights....................................................~~73~~78
Section 5.07. Compliance with Laws..............................................................................~~73~~78
Section 5.08. Use of Proceeds..........................................................................................~~74~~78
Section 5.09. Maintenance of Accreditation, Etc..........................................................~~74~~78

Article VI Negative Covenants...............................................................................................~~74~~79

Section 6.01. Indebtedness...............................................................................................~~74~~79
Section 6.02. Liens............................................................................................................~~75~~79
Section 6.03. Fundamental Changes...............................................................................~~77~~82
Section 6.04. Business Activity........................................................................................~~78~~82
Section 6.05. Sanctions.....................................................................................................~~78~~82
Section 6.06. Anti-Corruption Laws; Anti-Money Laundering Laws........................~~78~~82

Article VII Events of Default..................................................................................................~~78~~83

Section 7.01. Events of Default........................................................................................~~78~~83

Article VIII The Administrative Agent................................................................................. ~~81~~85

Section 8.01. Appointment and Authority.....................................................................~~81~~85
Section 8.02. Rights as a Lender.....................................................................................~~81~~86
Section 8.03. Exculpatory Provisions.............................................................................~~81~~86
Section 8.04. Reliance by Administrative Agent...........................................................~~82~~87
Section 8.05. Delegation of Duties..................................................................................~~83~~87

Section 8.06. Resignation of Administrative Agent.......................................................~~83~~88
Section 8.07. Non-Reliance on Administrative Agent and Other Lenders.................~~85~~89
Section 8.08. No Other Duties~~.~~, Etc................................................................................~~85~~89
Section 8.09. Administrative Agent May File Proofs of Claim....................................~~85~~90
Section 8.10. Indemnification of Administrative Agent...............................................~~86~~90
Section 8.11. Guaranty Matters.....................................................................................~~86~~91
Section 8.12. Certain ERISA Matters............................................................................~~87~~91

Article IX..................................................................................................................................~~88~~93

Section 9.01. The Guaranty.............................................................................................~~88~~93
Section 9.02. Nature of Guaranty Unconditional..........................................................~~89~~93
Section 9.03. Discharge Only Upon Payment in Full; Reinstatement in Certain
Circumstances...................................................................................................................... ~~90~~94
Section 9.04. Waiver by the Borrowers..........................................................................~~90~~95
Section 9.05. Subrogation................................................................................................~~90~~95
Section 9.06. Stay of Acceleration...................................................................................~~90~~95
Section 9.07. Limitation on Obligations Guaranteed...................................................~~91~~95
Section 9.08. Scheme........................................................................................................~~91~~95
Section 9.09. Additional to Other Documents...............................................................~~91~~96

Article X Miscellaneous.......................................................................................................... ~~92~~96

Section 10.01. Notices.........................................................................................................~~92~~96
Section 10.02. Waivers; Amendments.............................................................................. ~~94~~98
Section 10.03. Expenses; Indemnity; Damage Waiver....................................................~~95~~99
Section 10.04. Successors and Assigns............................................................................~~97~~101
Section 10.05. Survival...................................................................................................~~101~~105
Section 10.06. Counterparts; Integration; Effectiveness............................................~~101~~106
Section 10.07. Severability.............................................................................................~~101~~106
Section 10.08. Right of Setoff.........................................................................................~~102~~106
Section 10.09. Governing Law; Jurisdiction; Consent to and Appointment for Service of
Process...............................................................................................................................~~102~~107
Section 10.10. WAIVER OF JURY TRIAL.................................................................~~103~~108
Section 10.11. Headings..................................................................................................~~103~~108
Section 10.12. Confidentiality........................................................................................~~103~~108
Section 10.13. Patriot Act Notice...................................................................................~~104~~109
Section 10.14. Electronic Execution of Assignments and Certain Other
Documents.........................................................................................................................~~105~~109
Section 10.15. No Advisory or Fiduciary Responsibility............................................ ~~105~~110
Section 10.16. Judgment Currency...............................................................................~~106~~110
Section 10.17. Acknowledgement and Consent to Bail-In of EEA Financial Institutions.
~~106~~111
Section 10.18. Acknowledgement Regarding Any Supported QFCs...............................111

SCHEDULES:
Schedule 2.01 - Commitments
Schedule 6.01 - Existing Indebtedness
Schedule 6.02 - Existing Liens
Schedule 10.01 - Administrative Agent’s Office; Certain Addresses for Notices
EXHIBITS:
Exhibit A - Form of Assignment and Assumption
Exhibit ~~B~~B- 1 - Form of Committed Borrowing Request
Exhibit B- 2 - Form of Swing Line Borrowing Request
Exhibit C - Form of Interest Election Request
Exhibit D – Form of Designated Borrower Request and Assumption Agreement
Exhibit E – Form of Designated Borrower Notice

AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of December 12, 2018
MEDTRONIC GLOBAL HOLDINGS S.C.A., a partnership limited by shares (société en commandite par actions) incorporated under the laws of the Grand-Duchy of Luxembourg having its registered office at 1, rue du Potager, L-2347, Luxembourg, and registered with the Luxembourg trade and companies register under the number B 191 129 (the “Company”), certain Subsidiaries of Parent party hereto pursuant to Section 2.23 (each a “Designated Borrower” and, together with the Company, the “Borrowers” and each, a “Borrower”), MEDTRONIC, INC., a Minnesota corporation (“Medtronic”), MEDTRONIC PLC, an Irish public limited company (“Parent”), the Lenders party hereto and BANK OF AMERICA, N.A. (“Bank of America”), as Administrative Agent ~~and~~, Issuing Bank and Swing Line Lender, hereby agree as follows:
PRELIMINARY STATEMENT. Medtronic, the Company, Parent, the lenders parties thereto and Bank of America, as agent, have agreed to amend and restate that certain Amended and Restated Credit Agreement dated as of November 7, 2014 (as amended to date, the “Existing Credit Agreement”) in the form of this Amended and Restated Credit Agreement (the “Credit Agreement”). Subject to the satisfaction of the conditions set forth in Section 4.01, Medtronic, the Company, Parent, the Lenders party thereto and Bank of America as Administrative Agent and Issuing Bank, desire to amend and restate the Existing Credit Agreement as herein set forth and in connection with such amendment and restatement, to substitute as lenders the Lenders listed on Schedule I hereto.
Article I.
Definition
Section 1.01.   Defined Terms.
As used in this Credit Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Committed Loan or Committed Borrowing, refers to whether such Committed Loan, or the Committed Loans comprising such Committed Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Act” means the Companies Act 2014 of Ireland, as amended.
“Administrative Agent” means Bank of America, in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity.
“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.01 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Company and the Lenders.

DOCS02/1169812

“Administrative Questionnaire” means an Administrative Questionnaire in a form approved by the Administrative Agent.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent-Related Persons” means the Administrative Agent (including any successor agent), together with its Affiliates (including, in the case of Bank of America, in its capacity as the Administrative Agent, ~~Merrill Lynch, Pierce, Fenner & Smith Incorporated~~BofA Securities, Inc., as an Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the LIBO Rate plus 1.00%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 2.13 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. If the Alternate Base Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Credit Agreement.
“Alternative Currency” means each of the following currencies: Euro, Sterling, Canadian Dollars, and Yen, together with each other currency (other than Dollars) that is approved in accordance with Section 1.06.
“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as reasonably determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.
“Amendment No. 1” means the first amendment to this Agreement, captioned “Amendment No. 1 and Extension Agreement to the Amended and Restated Credit Agreement” dated as of December 12, 2019.
“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the total Commitments represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, for any day (a) with respect to ABR Loans, a percentage per annum equal to the rate described in clause (b) minus 1.00% per annum, but not less than 0.00%, (b) with respect to Eurocurrency Loans, the applicable rate per annum set forth below (in basis points) under the caption “Eurocurrency Spread”, or (c) with respect to the commitment fees payable hereunder, the applicable rate per annum set forth below (in basis points) under the caption “Commitment Fee Rate”, in each case based upon the ratings by Moody’s and S&P, respectively, applicable on such date to the Index Debt:

Category	Moody’s/S&P Rating	Eurocurrency Spread	Commitment Fee Rate
I	Greater than or equal to Aa3/AA-	50.0	4.5
II	Greater than or equal to A1/A+ but less than Aa3/AA-	62.5	5.5
III	Greater than or equal to A2/A but less than A1/A+	75.0	6.5
IV	Greater than or equal to A3/A- but less than A2/A	100.0	9.0
V	Less than or equal to Baa1/BBB+	112.5	11.0

For purposes of the foregoing, (i) if either Moody’s or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category V; (ii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next above that of the lower of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.
“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Applicant Borrower” has the meaning specified in Section 2.23.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger” means each of ~~Merrill Lynch, Pierce, Fenner & Smith Incorporated~~BofA Securities, Inc., Citibank, N.A., Deutsche Bank Securities Inc., JPMorgan Chase Bank, N.A., Barclays Bank PLC, Goldman Sachs Bank USA, HSBC Securities (USA) Inc. and Mizuho Bank, Ltd. in its capacity as joint lead arranger and joint bookrunner.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
“Assuming Lender” has the meaning specified in Section 2.19(d).
“Assumption Agreement” has the meaning specified in Section 2.19(d)(ii).
“Availability Period” means the period from and including the Closing Date to but excluding the Maturity Date.
“Available Amount” of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing); provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bank of America” has the meaning set forth in the introductory statements hereto.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” and “Borrowers” each has the meaning set forth in the introductory statements hereto.
“Borrowing” means ~~Loans of the same Type, in the same currency, made, converted or continued on the same date and in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.~~a Committed Borrowing or a Swing Line Borrowing, as the context may require.
“Borrowing Request” means (a ~~request by any Borrower for~~) with respect to a Borrowing ~~in accordance with Section 2.03, in substantially the form of Exhibit B or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Financial Officer of the applicable Borrower.~~of Committed Loans, a Committed Borrowing Request and (b) with respect to a Swing Line Loan, a Swing Line Borrowing Request.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York are authorized or required by law to remain closed and:
(a) if such day relates to any interest rate settings as to a Eurocurrency Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Loan, or any other dealings in Dollars to be carried out pursuant to this Credit Agreement in respect of any such Eurocurrency Loan, means any such day that is also a London Banking Day;
(b) if such day relates to any interest rate settings as to a Eurocurrency Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Loan, or any other dealings in Euro to be carried out pursuant to this Credit Agreement in respect of any such Eurocurrency Loan, means a TARGET Day;
(c) if such day relates to any interest rate settings as to a Eurocurrency Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and
(d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Credit Agreement in respect of any such Eurocurrency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency~~.~~;

provided that, in the case of any Borrowing of a Swing Line Loan, a Business Day shall be any TARGET Day on which dealings are also carried on in the London interbank market (without regard to whether commercial banks are authorized to close under the laws of, or are in fact closed in, the state of New York or such other state where the Administrative Agent’s Office with respect to Loans denominated in Dollars is located).
“Canadian Dollars” and “CN$” mean the lawful currency of Canada.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP as in effect on the date hereof, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP as in effect on the date hereof.
“Capital Stock” means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent or the Issuing Banks (as applicable) and the Lenders, as collateral for LC Exposure or obligations of Lenders to fund participations in respect thereof (as the context may require), cash or deposit account balances or, if the Issuing Bank benefiting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the applicable Issuing Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” shall mean (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition (“Government Obligations”), (b) Dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurocurrency time deposits and Eurocurrency certificates of deposit of (x) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 364 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or commercial paper or any variable rate notes issued by, or guaranteed by any domestic corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (d) repurchase agreements with a bank or trust company (including a Lender) or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America, (e) obligations of any state of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment and (f) auction preferred stock rated in the highest short-term credit rating category by S&P or Moody’s.
“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Parent; (b) over any period of 12 months, a majority of the members of the board of directors of Parent cease to be composed of individuals (i) who were members of that board on the first day of such period, (ii) whose election or nomination to that board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or (iii) whose election or nomination to that board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board (with such approval either by a specific vote or by approval of Parent’s proxy statement in which such member was named as a nominee for election as a director); or (c) after the Closing Date, the failure of any Borrower to be a direct or indirect wholly-owned subsidiary of Parent.
“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Credit Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Credit Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Credit Agreement; provided, however, that notwithstanding anything herein to the contrary, (i) “Change in Law” shall include all requests, rules, guidelines or directives issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, regardless of the date adopted, issued, promulgated or implemented and (ii) no Lender shall be entitled to seek compensation for costs incurred under clause (i) above if it shall not be the general policy of such Lender at such time to seek compensation from other borrowers whose transactions with such Lender are similarly affected by the change in circumstances giving rise to such costs and the applicable Lender is generally not seeking such compensation from such borrower (but no Lender shall be required to disclose any confidential or proprietary information to confirm the foregoing).

“Closing Date” means the date on which all of the conditions set forth in Section 4.01 have been satisfied or waived.
“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.
“Commitment” means, with respect to each Lender, the commitment of such Lender to make Committed Loans ~~and to~~, acquire participations in Letters of Credit and acquire participations in Swing Line Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be reduced from time to time pursuant to Section 2.08 or increased pursuant to Section 2.19. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.
“Commitment Date” has the meaning specified in Section 2.19(b).
“Commitment Increase” has the meaning specified in Section 2.19(a).
“Committed Borrowing” means Committed Loans of the same Type, in the same currency, made, converted or continued on the same date and in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.
“Committed Borrowing Request” means a request by any Borrower for a Committed Borrowing in accordance with Section 2.03, in substantially the form of Exhibit B-1 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Financial Officer of the applicable Borrower.
“Company” has the meaning set forth in the introductory statements hereto.
“Consenting Lender” has the meaning specified in Section 2.20(b).
“Consolidated Net Tangible Assets” means at any date of determination, the aggregate amount of total assets which would appear on the consolidated balance sheet of Parent (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any indebtedness for money borrowed having a maturity of less than 12 months from the date of the then most recent consolidated balance sheet of Parent but which by its terms is renewable or extendible beyond 12 months from such date at the option of the borrower) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, all as set forth on Parent’s then most recent consolidated balance sheet and computed in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Credit Agreement” has the meaning set forth in the introductory statements hereto.
“Credit Documents” means a collective reference to this Credit Agreement, each Designated Borrower Request and Assumption Agreement, the promissory notes, if any, each Issuer Document, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.21 and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto and any amendments, modifications or supplements hereto or to any other Credit Document or waivers hereof or to any other Credit Document and “Credit Document” means any one of them.
“Credit Parties” means the Borrowers and the Guarantors.
“Debtor Relief Laws” means the U.S. Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, examinership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, passage of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means, subject to Section 2.22(b), any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its (i) Loans unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or (ii) participations in respect of Letters of Credit or Swing Line Loans, within three Business Days of the date required to be funded by it hereunder, (b) has notified the Company or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or generally under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing in a manner reasonably satisfactory to the Administrative Agent and the Company that it will comply with its funding obligations hereunder, provided that such Lender shall cease to be a Defaulting Lender upon the Administrative

Agent’s receipt of such written confirmation, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment, or (iv) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority, so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company and each Lender promptly following such determination.
“Designated Borrower” has the meaning specified in the introductory paragraph hereto.
“Designated Borrower Notice” has the meaning specified in Section 2.23.
“Designated Borrower Request and Assumption Agreement” has the meaning specified in Section 2.23.
“Designated Jurisdiction” means any country, region or territory to the extent that such country or territory itself is the subject of any Sanctions that broadly prohibit dealings with that country, region or territory.
“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in any reports, schedules, forms, proxy statements, prospectuses (including prospectus supplements), registration statements and other information filed with the SEC or furnished to the SEC pursuant to the Securities Exchange Act of 1934, in each case, filed or furnished before the Closing Date and which are available to the Lenders before the Closing Date.
“Disqualified Lender” means a Lender that has failed to provide U.S. Internal Revenue Service forms and other customary documentation certifying as to such Lender’s tax residence, or that has failed to establish that it would be entitled to full exemption from U.S. federal withholding tax with respect to payments of interest on the Loans if the Company were a U.S. resident for U.S. tax purposes, in each case on or prior to the date of its execution and delivery of this Credit Agreement or on the date of the Assumption

Agreement or the Assignment and Assumption pursuant to which it becomes a Lender, as applicable.
“Dollars” or “$” refers to lawful money of the United States of America.
“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as reasonably determined by the Administrative Agent, the Swing Line Lender or the applicable Issuing Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition or (c) any financial institution established in an EEA Member Country that is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” has the meaning specified in Section 2.19(c).
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources or the management, release or threatened release of any Hazardous Material.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Parent or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Parent, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) any Plan fails to satisfy the minimum funding requirements described in Section 302 or 303 of ERISA or Section 412 of the Code; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Parent or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by Parent or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by Parent or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by Parent or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Parent or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, or in endangered or critical status, within the meaning of Title IV of ERISA.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Euro” and “€” mean the single currency of the Participating Member States.
“Eurocurrency”, when used in reference to any Committed Loan or Committed Borrowing, refers to whether such Committed Loan, or the Committed Loans comprising such Committed Borrowing, are bearing interest at a rate based on clause (a) of the definition of “LIBO Rate”. Eurocurrency Loans may be denominated in Dollars or in an Alternative Currency. All Committed Loans denominated in an Alternative Currency must be Eurocurrency Loans.
“Event of Default” has the meaning assigned to such term in Section 7.01.
“Excluded Taxes” means, with respect to any Recipient, (a) Taxes imposed on (or measured by) its net income (however denominated), franchise Taxes, and branch profits Taxes, in each case (i) imposed by the United States of America, or by the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 2.18(b)), any United States or Luxembourg withholding tax at a rate that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Credit Agreement (or that would be so imposed if the relevant Borrower were treated as a U.S. resident for

U.S. federal income tax purposes), except to the extent that such Foreign Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the applicable Borrower with respect to such withholding tax pursuant to Section 2.16(a), (c) Taxes attributable to such Recipient’s failure or inability to comply with Section 2.16(e), and (d) any withholding Taxes imposed under FATCA.
“Existing Credit Agreement” has the meaning set forth in the introductory statements hereto.
“Extension Date” has the meaning specified in Section 2.20(b).
“FATCA” means Sections 1471 through 1474 of the Code, as in effect on the date hereof (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations in respect of the foregoing, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.
“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent; provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Credit Agreement.
“Fee Letter” means the letter agreement dated October 31, 2018 addressed to the Company from the Administrative Agent, as amended, modified, restated or otherwise supplemented from time to time.
“Financial Officer” means any director, the chief financial officer, principal accounting officer, senior vice president of finance, treasurer, assistant treasurer, controller or assistant controller of a Credit Party or any officer having substantially the same position for a Credit Party or any other officer or employee of a Credit Party designated in or pursuant to an agreement between the Company and the Administrative Agent.
“Foreign Lender” means any Lender that is (i) organized under the laws of a jurisdiction other than that in which any Borrower is located or (ii) a Non-U.S. Lender. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fronting Exposure” means, at any time there is a Defaulting Lender~~,~~ (a) with respect to any Issuing Bank, such Defaulting Lender’s Applicable Percentage of the outstanding LC Exposure other than LC Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof~~.~~, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States of America.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Granting Lender” has the meaning set forth in Section 10.04(h).
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
“Guaranteed Obligations” has the meaning set forth in Section 9.01.
“Guarantors” means Parent, Medtronic and, to the extent of its obligations under Section 9.01, the Company.
“Guaranty” means the Guarantee of each of the Guarantors contained in Article IX.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.
“Increase Date” has the meaning specified in Section 2.19(a).
“Increasing Lender” has the meaning specified in Section 2.19(b).
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to similar cash advances, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable or other like obligations incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, Indebtedness shall exclude Indebtedness of any Credit Party to any other Credit Party or any Subsidiary of any Credit Party and Indebtedness of any Subsidiary of any Credit Party to any Credit Party or any other Subsidiary of any Credit Party.
“Indemnified Liabilities” shall have the meaning assigned to such term in Section 10.03(b).
“Indemnified Taxes” means Taxes other than Excluded Taxes.
“Indemnitee” has the meaning set forth in Section 10.03(b).
“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person (other than Parent and Medtronic) or subject to any other credit enhancement.

“Information” has the meaning specified in Section 10.12.
“Interest Election Request” means a request by any Borrower to convert or continue a Borrowing in accordance with Section 2.07, in substantially the form of Exhibit C, or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Financial Officer of such Borrower.
“Interest Payment Date” means (a) with respect to any ABR Loan or a Swing Line Loan, the last Business Day of each March, June, September and December, and (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.
“Interest Period” means with respect to any Eurocurrency Borrowing, the period commencing on the date of disbursement, conversion or continuation of such Eurocurrency Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter, as any Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no Interest Period shall extend beyond the Maturity Date.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuing Bank” means Bank of America, Citibank, N.A., Deutsche Bank AG New York Branch, JPMorgan Chase Bank, N.A., Barclays Bank PLC, Goldman Sachs Bank USA, HSBC Bank USA, National Association and Mizuho Bank, Ltd and any other Lender that agrees to become an Issuing Bank hereunder in their respective capacities as an issuer of Letters of Credit hereunder, and their successors in such capacity as provided in Section 2.05(j). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by any Issuing Bank and any Borrower (or any Subsidiary) or in favor of such Issuing Bank and relating to such Letter of Credit.

“LC Advance” means, with respect to each Lender, such Lender’s funding of its participation in any LC Borrowing in accordance with its Applicable Percentage.
“LC Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as an ABR Borrowing.
“LC Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder, expressed as an amount representing the maximum aggregate Available Amount of all outstanding Letters of Credit issued by such Issuing Bank plus the aggregate amount of all LC Disbursements by or on behalf of such Issuing Bank under Letters of Credit issued by such Issuing Bank that have not yet been reimbursed. The initial amount of each Issuing Bank’s LC Commitment is set forth on Schedule 2.01.
“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.
“LC Exposure” means, at any time, the sum of (a) the aggregate Available Amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the applicable Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time. For all purposes of this Credit Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Lenders” means the Persons listed on Schedule 2.01, each Assuming Lender that shall become a party hereto pursuant to Section 2.19 or 2.20 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context requires otherwise, the term “Lender” includes the Swing Line Lender.
“Letter of Credit” means any standby letter of credit issued pursuant to this Credit Agreement. Letters of Credit may be issued in Dollars or in an Alternative Currency.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable Issuing Bank.
“Letter of Credit Sublimit” means an amount equal to $200,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the aggregate Commitments.
“Letter of Credit Expiration Date” means the day that is five days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“LIBOR Quoted Currency” means each of Dollars; Euro; Sterling; and Yen; in each case as long as there is a published LIBOR rate with respect thereto.
“LIBO Rate” means:
(a) With respect to any Borrowing:
~~(i)~~  (i) denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;
~~(ii)~~ (ii) denominated in Canadian Dollars, the rate per annum equal to the Canadian Dollar Offered Rate (“CDOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:00 a.m. (Toronto, Ontario time) on the first day of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as reasonably determined by the Administrative Agent) (or if such day is not a Business Day, then on the immediately preceding Business Day with a term equivalent to such Interest Period;
~~(iii)~~ (iii) with respect to a Borrowing denominated in any other Non-LIBOR Quoted Currency, the rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the Lenders pursuant to Section 1.06 (a); and
(b)  for any interest calculation with respect to an ABR Loan on any date, the rate per annum equal to LIBOR, at approximately 11:00 a.m. (London time) determined two Business Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day, provided that if the LIBO Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Credit Agreement.
“LIBOR” has the meaning assigned to such term in the definition of “LIBO Rate.”
“Lien” means, with respect to any asset (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided, however, that financing statements filed in connection with true leases or operating leases shall not constitute a “Lien” for purposes of this Credit Agreement.
“Loans” means the loans made by the Lenders to any Borrower pursuant to Article II of this Credit Agreement in the form of a Committed Loan or a Swing Line Loan.
“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
“Material Adverse Effect” means a material adverse effect on (a) the business, property, operations or financial condition of Parent and its Subsidiaries taken as a whole, (b) the ability of the Credit Parties to perform any of their respective obligations under this Credit Agreement or (c) the legal rights of or benefits available to the Lenders under this Credit Agreement.
“Material Indebtedness” means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of Parent and its Subsidiaries in an aggregate principal amount exceeding $200,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Parent or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Parent or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.
“Maturity Date” means the earlier of (a) the fifth anniversary of the Closing Date, subject to the extension thereof pursuant to Amendment No. 1 or Section 2.20 and (b) the date of termination in whole of the Commitments pursuant to Section 2.08 or Section 7.01; provided, however, that the Maturity Date of any Lender that is a Non-Consenting Lender to any requested extension pursuant to Amendment No. 1 or Section 2.20 shall be the Maturity Date in effect immediately prior to the applicable Extension Date for all purposes of this Credit Agreement.
“Medtronic” has the meaning set forth in the introductory statements hereto.
“Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Non-Consenting Lender” has the meaning specified in Section 2.20(b).
“Non-LIBOR Quoted Currency” means currency other than a LIBOR Quoted Currency.
“Non-U.S. Lender” means any Lender that is not a “United States person” under the Code and United States Treasury Regulations.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Credit Agreement, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18(b)).
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate reasonably determined by the Administrative Agent ~~or~~, the applicable Issuing Bank or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.
“Parent” has the meaning set forth in the introductory statements hereto.
“Parent Materials” has the meaning specified in Section 5.01.
“Participant Register” has the meaning set forth in Section 10.04(f).
“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Parent or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by Bank of America as its “prime rate,” The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
“Platform” has the meaning specified in Section 5.01.
“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.
“Register” has the meaning set forth in Section 10.04(c).
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, trustees and advisors of such Person and such Person’s Affiliates.
“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time, provided that the Commitment of, and the portion of the Revolving Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Responsible Officer” means, with respect to any Person, the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, chief accounting officer, corporate controller or general counsel of such Person.
“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Loan denominated in an Alternative Currency or a Swing Line Loan, (ii) each date of a continuation of a Eurocurrency Loan denominated in an Alternative Currency pursuant to Section 2.07, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the applicable Issuing Bank under any Letter of Credit denominated in an Alternative Currency, (iv) in the case of all Existing Letters of Credit denominated in Alternative Currencies, the Closing Date, and (v) such additional dates as the Administrative Agent or the applicable Issuing Bank shall determine or the Required Lenders shall require.
“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Committed Loans ~~and~~, LC Exposure and participations in Swing Line Loans at such time.
“Sanction(s)” means any international economic sanctions program administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union or Her Majesty’s Treasury.

“SEC” means the United States Securities and Exchange Commission.
“SPC” has the meaning set forth in Section 10.04(h).
“S&P” means S&P Global Markets.
“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent, the Swing Line Lender or the applicable Issuing Bank, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.
“Significant Subsidiary” means, at any particular time, any Subsidiary of Parent (or such Subsidiary and its subsidiaries taken together) that would be a “significant subsidiary” of Parent within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.
“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.
“Spot Rate” for a currency means the rate determined by the Administrative Agent, the Swing Line Lender or the applicable Issuing Bank, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent, the Swing Line Lender or the applicable Issuing Bank may obtain such spot rate from another financial institution designated by the Administrative Agent, the Swing Line Lender or such Issuing Bank if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that an Issuing Bank may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.
“Sterling” and “£” mean the lawful currency of the United Kingdom.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent or any Lender is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such

Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means, with respect to any Credit Party, any Person that as of the relevant date is a subsidiary of such Credit Party.
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.
“Swing Line Borrowing Request” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit B-2 or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approve by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning specified in Section 2.04(a).
“Swing Line Rate” means a rate per annum equal to LIBOR for Euros, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m. (London time) for an amount comparable to the amount of that Loan on such day for overnight deposits in Euros, and, if any such applicable rate is below zero, the Swing Line Rate for such day will be deemed to be zero.
“Swing Line Sublimit” means an amount equal to the lesser of (a) €200,000,000 and (b) the aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the aggregate Commitments.
“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority (including any interest and penalties with respect thereto).
“Transactions” means the execution, delivery and performance by the Credit Parties of this Credit Agreement, the borrowing of Loans, the use of the proceeds thereof, the guarantees of any obligations hereunder by the Guarantors and the issuance of Letters of Credit hereunder.
“Type”, when used in reference to any Committed Loan or Committed Borrowing, refers to whether the rate of interest on such Committed Loan, or on the Committed Loans comprising such Committed Borrowing, is determined by reference to the LIBO Rate or the Alternate Base Rate.
“Unreimbursed Amount” has the meaning specified in Section 2.05(c)(i).
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means any Credit Party and the Administrative Agent.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
“Yen” and “¥” mean the lawful currency of Japan.
Section 1.02. Classification of Loans and Borrowings.
For purposes of this Credit Agreement, Loans may be classified and referred to by Type (e.g., a “Eurocurrency Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Eurocurrency Borrowing”).
Section 1.03 Terms Generally.
(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Credit Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Credit Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c) Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
Section 1.04. Accounting Terms; GAAP.
Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. For purposes of this Credit Agreement, GAAP will be deemed to treat operating leases and capital leases each in a manner consistent with its current treatment under GAAP as in effect on the date of this Credit Agreement, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.
Section 1.05. Exchange Rates; Currency Equivalents.

(a)  The Administrative Agent, the Swing Line Lender or the applicable Issuing Bank, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Borrowings and LC Exposure denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Credit Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Credit Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent, the Swing Line Lender or the applicable Issuing Bank, as applicable.
(b)  Wherever in this Credit Agreement in connection with a borrowing, conversion, continuation or prepayment of a Eurocurrency Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent, the Swing Line Lender or the applicable Issuing Bank, as the case may be.
(c)  The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “~~Eurocurrency~~LIBO Rate”, “Swing Line Rate” or with respect to any comparable or successor rate thereto.
Section 1.06. Additional Alternative Currencies.
(a)  The Company may from time to time request that Eurocurrency Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Eurocurrency Loans, such request shall be subject to the approval of the Administrative Agent and the Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the applicable Issuing Bank.
(b)  Any such request shall be made to the Administrative Agent not later than 11:00 a.m., ten Business Days prior to the date of the desired Borrowing or issuance (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the Issuing Banks, in its or their sole discretion). In the case of any such request pertaining to Eurocurrency Loans, the Administrative Agent shall promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the Issuing Banks thereof. Each Lender (in the case of any such request pertaining to Eurocurrency Loans) or the applicable Issuing Bank (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.
(c)  Any failure by a Lender or an Issuing Bank, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or such Issuing Bank, as the case may be, to permit Eurocurrency Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Lenders consent to making Eurocurrency Loans in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any borrowings of Eurocurrency Loans; and if the Administrative Agent and the Issuing Banks consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.06, the Administrative Agent shall promptly so notify the Company.
Section 1.07 Change of Currency
(a). Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Credit Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Committed Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Committed Borrowing, at the end of the then current Interest Period.
(b) Each provision of this Credit Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
(c) Each provision of this Credit Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.
Section 1.08.  Times of Day
Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.09. Letter of Credit Amounts
Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
Article II
The Credits
Section 2.01. Commitments.
Subject to the terms and conditions set forth herein, each Lender severally agrees to make Committed Loans in Dollars or in one or more Alternative Currencies to the Borrowers from time to time during the Availability Period applicable to such Lender in an aggregate principal amount that will not result in the aggregate principal amount of such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Committed Loans. Committed Loans may be ABR Loans or Eurocurrency Loans, as further provided herein.
Section 2.02. Committed Loans and Borrowings.
(a) Each Committed Loan shall be made as part of a Borrowing consisting of Committed Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Committed Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Committed Loans as required.
(b) Subject to Section 2.13, each Committed Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as any Borrower may request in accordance herewith. Each Lender at its option may make any Committed Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Credit Agreement.

(c) At the commencement of each Interest Period for any Eurocurrency Borrowing or on the date of any ABR Borrowing, such Borrowing shall be in a minimum aggregate amount of $5,000,000 and integral multiples of $500,000 in excess thereof; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments. Committed Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than an aggregate total of ten Eurocurrency Borrowings outstanding.
(d) Notwithstanding any other provision of this Credit Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Committed Borrowing if the Interest Period requested with respect thereto would end after the latest Maturity Date then in effect.
Section 2.03.  Requests for Committed Borrowings.
To request a Committed Borrowing, any Borrower shall notify the Administrative Agent of such request by telephone or a Committed Borrowing Request (a) in the case of a Eurocurrency Borrowing denominated in Dollars, not later than 12:00 noon (New York City time), three Business Days before the date of the proposed Borrowing, (b) in the case of a Eurocurrency Borrowing denominated in Alternative Currencies, not later than 12:00 noon (New York City time), four Business Days (or five Business days in the case of a Special Notice Currency) before the date of the proposed Borrowing or (c) in the case of an ABR Borrowing, not later than 1:00 p.m. (New York City time), on the date of the proposed Borrowing, including any such notice of an ABR Borrowing to finance the reimbursement of drawing under a Letter of Credit as contemplated by Section 2.05(c). Each such Committed Borrowing Request shall be irrevocable and shall, if made by telephone, be confirmed immediately by delivery to the Administrative Agent of a Committed Borrowing Request. Each such Committed Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)  the aggregate amount and currency of the requested Committed Borrowing;
(ii) the date of such Borrowing, which shall be a Business Day;
(iii) whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;
(iv) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(v) the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no currency is specified, then the requested Committed Borrowing shall be made in Dollars. If no election as to the Type of Borrowing is specified, then the requested Committed Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Committed Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
Section 2.04  ~~[Reserved]~~Swing Line Loans
(a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, shall make loans in Euros (each such loan, a “Swing Line Loan”) to the Company from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Revolving Credit Exposure of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, however, that (x) after giving effect to any Swing Line Loan, (i) the aggregate Revolving Credit Exposures of the Lenders shall not exceed the aggregate Commitments, and (ii) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment, (y) the Company shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (z) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Swing Line Loan may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow, prepay and reborrow Swing Line Loans. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.
(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Company’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) a Swing Line Borrowing Request; provided that (i) in the case of any Swing Line Borrowing to be made on a day that is a Business Day for Swing Line Loans but not for Loans denominated in Dollars, the irrevocable notice shall be made in writing (and not by telephone) and shall be provided to the Swing Line Lender (with a copy to the Administrative Agent) and (ii) any telephonic notice must be confirmed promptly by delivery to the Swing line Lender and the Administrative Agent of a Swing Line Borrowing Request. Each such Swing Line Borrowing Request must be received by the Swing Line Lender and the Administrative Agent (or, if such request is made at a time with respect to which proviso (i) of the immediately preceding sentence applies, the Swing Line Lender) not later than 12:00 noon London time) on the requested borrowing date, and shall (i) specify the amount to be borrowed, which shall be a minimum of €100,000, (ii) specify the requested borrowing date, which shall be a Business Day, (iii) include a representation from the Company that all of the conditions to the making of a Swing Line Loan (including the provisions of Section 2.04(a) above and of Article IV) are satisfied for the making of such Swing Line Loan and (iv) in the case of Swing Line Loans made at a time with respect to which proviso (i) of the immediately preceding sentence applies, (A) information regarding the Borrower's account for deposit of such Swing Line Loan, (B) a list of authorized signatories for the Borrower with sample signatures for each such authorized Person and (C) contact information for at least two (2) individuals at the Company who can be contacted with respect to such request. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Borrowing Request (other than in the case of any telephonic Swing Line Notice made at a time with respect to which proviso (i) of the first sentence of this clause (b) applies), the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Borrowing Request and, if not, the Swing Line Lender will notify the Administrative Agent of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 1:00 p.m. (London time) on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 2:00 p.m. (London time) on the borrowing date specified in such Swing Line Borrowing Request, make the amount of its Swing Line Loan available to the Company at its office by (1) crediting the account of the Company on the books of the Swing Line Lender in Same Day Funds or (2) wire transfer of such funds in accordance with instructions provided to (and reasonable acceptable to) the Swing Line Lender by the Company.
(c)  Refinancing of Swing Line Loans.
(i)  The Swing Line Lender at any time in its sole discretion may request, on behalf of the Company (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Eurocurrency Loan denominated in Euros in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Borrowing Request for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Eurocurrency Loans, but subject to the unutilized portion of the aggregate Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Company with a copy of the applicable Committed Borrowing Request promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Borrowing Request available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office for Euro-denominated payments not later than 1:00 p.m. (London time) on the day specified in such Committed Borrowing Request, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Eurocurrency Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
(ii)  If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Eurocurrency Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders severally fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
(iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv) Each Lender’s several obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Company to repay Swing Line Loans, together with interest as provided herein.
(d) Repayment of Participations.
(i)  At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender because it is invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Swing Line Lender in its discretion) to be repaid to a trustee, receiver or any other party in connection with any proceeding under any Debtor Relief Law or otherwise, each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the obligations of the Borrowers under the Credit Documents and the termination of this Agreement.
(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Company for interest on the Swing Line Loans. Until each Lender funds its Eurocurrency Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.
(f)  Payments Directly to Swing Line Lender. The Company shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
Section 2.05. Letters of Credit.
(a)  The Letter of Credit Commitment.
(i) Subject to the terms and conditions set forth herein, (A) each Issuing Bank agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.05, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of a Borrower (or the account of a Borrower on behalf of its Subsidiaries), and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of a Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any issuance, amendment or extension of any Letter of Credit, (w) the LC Exposure of each Issuing Bank shall not exceed such Issuing Bank’s LC Commitment, (x) the aggregate Revolving Credit Exposures shall not exceed the aggregate Commitments, (y) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment, and (z) the aggregate LC Exposure shall not exceed the Letter of Credit Sublimit. Each request by a Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by such Borrower that such requested action complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of

Credit shall be fully revolving, and accordingly each Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
(ii) No Issuing Bank shall issue any Letter of Credit, if:
(A) subject to Section 2.05(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or
(B) the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.
(iii) No Issuing Bank shall be under any obligation to issue any Letter of Credit if:
(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing the Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such Issuing Bank with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Bank in good faith deems material to it;
(B) the issuance of the Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally;
(C) except as otherwise agreed by the Administrative Agent and such Issuing Bank, the Letter of Credit is in an initial stated amount less than $500,000;
(D) the Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;
(E) such Issuing Bank does not as of the issuance date of the requested Letter of Credit issue Letters of Credit in the requested currency;
(F) any Lender is at that time a Defaulting Lender, unless such Issuing Bank has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such Issuing Bank (in its sole discretion) with the Borrowers or such Lender to eliminate such Issuing Bank’s actual or potential Fronting

Exposure (after giving effect to Section 2.22(a)(iv)) with respect to the Defaulting Lender arising from the LC Exposure as to which such Issuing Bank has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(G)  the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.
(iv) No Issuing Bank shall amend any Letter of Credit if such Issuing Bank would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.
(v)  No Issuing Bank shall be under any obligation to amend any Letter of Credit if (A) such Issuing Bank would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(vi) Each Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each Issuing Bank shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article VIII with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article VIII included such Issuing Bank with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Issuing Banks.
(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of any Borrower delivered to the applicable Issuing Bank (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by such Borrower. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the applicable Issuing Bank, by personal delivery or by any other means acceptable to such Issuing Bank. Such Letter of Credit Application must be received by the applicable Issuing Bank and the Administrative Agent not later than 1:00 p.m. (New York City time) at least three Business Days, in the case of a Letter of Credit denominated in Dollars or at least five Business Days, in the case of a Letter of Credit denominated in an Alternative Currency (or such later date and time as the Administrative Agent and such Issuing Bank may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable Issuing

Bank: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as such Issuing Bank may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to applicable Issuing Bank (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as such Issuing Bank may require. Additionally, the requesting Borrower shall furnish to the applicable Issuing Bank and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such Issuing Bank or the Administrative Agent may require.
(ii) Promptly after receipt of any Letter of Credit Application, the applicable Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from a Borrower and, if not, such Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the applicable Issuing Bank has received written notice from any Lender, the Administrative Agent or the applicable Borrower, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such Issuing Bank’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Issuing Bank a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the Available Amount of such Letter of Credit.
(iii) If a Borrower so requests in any applicable Letter of Credit Application, the applicable Issuing Bank may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable Issuing Bank, the requesting Borrower shall not be required to make a specific request to such Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that no Issuing Bank shall permit any such extension if (A) such Issuing Bank has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.05(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the applicable Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such Issuing Bank not to permit such extension.
(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable Issuing Bank will also deliver to the applicable Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c) Drawings and Reimbursements; Funding of Participations.
(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable Issuing Bank shall notify the applicable Borrower and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the applicable Borrower shall reimburse the applicable Issuing Bank in such Alternative Currency, unless (A) such Issuing Bank (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, such Borrower shall have notified the such Issuing Bank promptly following receipt of the notice of drawing that such Borrower will reimburse such Issuing Bank in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the applicable Issuing Bank shall notify the applicable Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. (New York City time) on the date of any payment by the applicable Issuing Bank under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the applicable Issuing Bank under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), such Borrower shall reimburse such Issuing Bank through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. In the event that (A) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the second sentence in this Section 2.03(c)(i) and (B) the Dollar amount paid by the applicable Borrower, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, such Borrower agrees, as a separate and independent obligation, to indemnify the applicable Issuing Bank for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing. If applicable Borrower fails to timely reimburse the applicable Issuing Bank on the Honor Date, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, the applicable Borrower shall be deemed to have requested a Committed Borrowing of ABR Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of ABR Loans, but subject to the amount of the unused Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Borrowing Request). Any notice given by the applicable Issuing Bank or the Administrative Agent pursuant to this Section 2.05(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii) Each Lender shall upon any notice pursuant to Section 2.05(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable Issuing Bank, in Dollars, at the Administrative Agent’s Office for Dollar denominated payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. (New York City time) on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.05(c)(iii), each Lender that so makes funds available shall be deemed to have made an ABR Loan to the applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable Issuing Bank in Dollars.
(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of ABR Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the applicable Borrower shall be deemed to have incurred from the applicable Issuing Bank an LC Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which LC Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Applicable Rate for Eurocurrency Loans plus 2% per annum. In such event, each Lender’s payment to the Administrative Agent for the account of the applicable pursuant to Section 2.05(c)(ii) shall be deemed payment in respect of its participation in such LC Borrowing and shall constitute an LC Advance from such Lender in satisfaction of its participation obligation under this Section 2.05.
(iv) Until each Lender funds its ABR Loan or LC Advance pursuant to this Section 2.05(c) to reimburse the applicable Issuing Bank for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of such Issuing Bank.

(v) Each Lender’s obligation to make ABR Loans or LC Advances to reimburse an Issuing Bank for amounts drawn under Letters of Credit, as contemplated by this Section 2.05(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such Issuing Bank, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make ABR Loans pursuant to this Section 2.05(c) is subject to the conditions set forth in Section 4.02. No such making of an LC Advance shall relieve or otherwise impair the obligation of the applicable Borrower to reimburse the applicable Issuing Bank for the amount of any payment made by such Issuing Bank under any Letter of Credit, together with interest as provided herein.
(vi) If any Lender fails to make available to the Administrative Agent for the account of an Issuing Bank any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.05(c) by the time specified in Section 2.05(c)(ii), then, without limiting the other provisions of this Credit Agreement, such Issuing Bank shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Issuing Bank at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such Issuing Bank in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s ABR Loan included in the relevant ~~ABR~~Committed Borrowing or LC Advance in respect of the relevant LC Borrowing, as the case may be. A certificate of the applicable Issuing Bank submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
(d)  Repayment of Participations.
(i) At any time after an Issuing Bank has made a payment under any Letter of Credit and has received from any Lender such Lender’s LC Advance in respect of such payment in accordance with Section 2.05(c), if the Administrative Agent receives for the account of such Issuing Bank any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from a Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Administrative Agent.
(ii) If any payment received by the Administrative Agent for the account of an Issuing Bank pursuant to Section 2.05(c)(i) is required to be returned because it its invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Issuing Bank in its discretion) to be repaid to a trustee, receiver or any other party in connection with any proceeding under any Debtor Relief Law or otherwise, each Lender shall pay to the Administrative Agent for the account of such Issuing Bank its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the obligations of the Borrowers under the Credit Documents and the termination of this Credit Agreement.
(e) Obligations Absolute. The obligation of each Borrower to reimburse an Issuing Bank for each drawing under each Letter of Credit issued by it and to repay each LC Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances, including the following:
(i) any lack of validity or enforceability of such Letter of Credit, this Credit Agreement, or any other Credit Document;
(ii) the existence of any claim, counterclaim, setoff, defense or other right that such Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), such Issuing Bank or any other Person, whether in connection with this Credit Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv) any payment by such Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(v) waiver by such Issuing Bank of any requirement that exists for such Issuing Bank’s protection and not the protection of such Borrower or any waiver by such Issuing Bank which does not in fact prejudice such Borrower;

(vi) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;
(vii) any payment made by such Issuing Bank in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;
(viii) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to such Borrower or any Subsidiary or in the relevant currency markets generally; or
(ix) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, such Borrower or any Subsidiary.
The requesting Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Borrower’s instructions or other irregularity, such Borrower will immediately notify the applicable Issuing Bank. Such Borrower shall be conclusively deemed to have waived any such claim against such Issuing Bank and its correspondents unless such notice is given as aforesaid.
(f) Role of Issuing Bank. Each Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, no such Issuing Bank shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Banks, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any Issuing Bank shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude a Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Banks, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any Issuing Bank shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.05(e); provided, however, that anything in such clauses to the contrary notwithstanding, a Borrower may have a claim against an Issuing Bank, and such Issuing

Bank may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by a Borrower which such Borrower proves were caused by such Issuing Bank’s willful misconduct or gross negligence or such Issuing Bank’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, an Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, and no Issuing Bank shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. An Issuing Bank may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.
(g) Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable Issuing Bank and the applicable Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each Letter of Credit. Other than the rules expressly promulgated by the ISP for standby Letters of Credit, no Issuing Bank shall be responsible to the Borrowers for, and an Issuing Bank’s rights and remedies against the Borrowers shall not be impaired by, any action or inaction of such Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Credit Agreement, including the law or any order of a jurisdiction where such Issuing Bank or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice.
(h) Letter of Credit Fees. The applicable Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit issued at the request of such Borrower equal to the Applicable Rate for Eurocurrency Loans times the Dollar Equivalent of the daily Available Amount of such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable Issuing Bank pursuant to this Section 2.05 shall be payable, to the maximum extent permitted by applicable law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.22(a)(iv), with the balance of such fee, if any, payable to the applicable Issuing Bank for its own account. Letter of Credit Fees shall be (i) due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand, (ii) computed on a quarterly basis in arrears and (iii) computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Applicable Rate for Eurocurrency Loans plus 2% per annum.
(i) Fronting Fee and Documentary and Processing Charges Payable to Issuing Bank. (i) The applicable Borrower shall pay directly to each Issuing Bank for its own account a fronting fee with respect to each standby Letter of Credit issued by it for the account of such Borrower, at the rate per annum separately agreed between the Company and such Issuing Bank, computed on the Available Amount of such standby Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. (ii) In addition, the applicable Borrower shall pay directly to each Issuing Bank for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Bank relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(j)  Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(k)  Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the requesting Borrower shall be obligated to reimburse the applicable Issuing Bank hereunder for any and all drawings under such Letter of Credit. The Borrowers hereby acknowledge that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrowers, and that the Borrowers’ respective businesses derive substantial benefits from the businesses of such Subsidiaries.
(l)  Issuing Bank Reports to the Administrative Agent. At any time that any Lender other than the Person serving as the Administrative Agent is an Issuing Bank, then (i) on the last Business Day of each calendar month, (ii) on each date that a Letter of Credit is amended, terminated or otherwise expires, (iii) on each date that any Letter of Credit is issued, amended, renewed, increased or extended, and (iv) upon the request of the Administrative Agent, each Issuing Bank (or, in the case of clause (ii), (iii), or (iv), the applicable Issuing Bank) shall deliver to the Administrative Agent a report setting forth in form and detail reasonably satisfactory to the Administrative Agent information (including, without limitation, any reimbursement, Cash Collateral, or termination in respect of Letters of Credit issued by such Issuing Bank) with respect to each Letter of Credit issued by such Issuing Bank that is outstanding hereunder. No failure on the part of any Issuing Bank to provide such information pursuant to this Section 2.05(l) shall limit the obligation of any Borrower or any applicable Lender hereunder with respect to its reimbursement and participation obligations, respectively, pursuant to this Section 2.05.
(m)  Resignation of Issuing Banks. Any assignment of all of the Commitment (in accordance with Section 2.18, Section 2.20, Section 2.23 or otherwise) of any Lender that is (or is an Affiliate of) an Issuing Bank shall also constitute such Issuing Bank’s resignation as Issuing Bank under this Credit Agreement. If a Person resigns as an Issuing Bank, it shall retain all the rights, powers, privileges and duties of an Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Bank and all LC Exposure with respect thereto, including the right to require the Lenders to make ABR Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.05(c). Upon any such resignation, the Company may appoint as a successor Issuing Bank any Lender that explicitly agrees to serve as an Issuing Bank hereunder. Upon the appointment by the Company of a successor Issuing Bank hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank, (ii) the retiring Issuing Bank shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents, and (iii) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to such Person retiring as an Issuing Bank to effectively assume the obligations of such Person with respect to such Letters of Credit.
Section 2.06 Funding of Committed Borrowings.
(a)  Each Lender shall make each Committed Loan to be made by it hereunder on the proposed date thereof by wire transfer of Same Day Funds in the applicable currency by 2:30 p.m. (New York City time), in the case of any Committed Loans denominated in Dollars and not later than the Applicable Time specified by the Administrative Agent in the case of any Committed Loan denominated in an Alternative Currency, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the applicable Borrower either by (i) promptly crediting the amounts so received, in like funds, to an account of such Borrower maintained with the Administrative Agent or (ii) prompt wire transfer of such funds, in each case in accordance with instructions provided to (and acceptable to) the Administrative Agent by such Borrower in the applicable Committed Borrowing Request; provided, however, that (x) if, on the date the Committed Borrowing Request with respect to such Borrowing denominated in Dollars is given by a Borrower, there are LC Borrowings outstanding in respect of such Borrower, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such LC Borrowings, and second, shall be made available to such Borrower as provided above~~.~~ and (y) if, on the date the Committed Borrowing Request with respect to such Borrowing denominated in Euros is given by the Company, there are Swing Line Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such Swing Line Borrowings plus interest accrued and unpaid thereon to and as of such date, and second, shall be made available to such Borrower as provided above.
(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Loans (or, in the case of any Borrowing of ABR Loans, prior to 2:00 p.m. (New York City time) on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the Overnight Rate, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing or (ii) in the case of a Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Committed Loan included in such Borrowing.
Section 2.07. Interest Elections.
(a)  Each Committed Borrowing initially shall be of the Type specified in the applicable Committed Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Committed Borrowing Request. Thereafter, the requesting Borrower may elect to convert such Borrowing denominated in Dollars to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. The requesting Borrower may elect different options with respect to different portions of the affected Committed Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Committed Loans comprising such Committed Borrowing, and the Committed Loans comprising each such portion shall be considered a separate Committed Borrowing. No Borrowing may be converted into or continued as a Borrowing denominated in a different currency, but instead must be prepaid in the original currency of such Borrowing and reborrowed in the other currency.
(b) To make an election pursuant to this Section, a Borrower shall notify the Administrative Agent of such election by telephone or by an Interest Election Request by the time that a Committed Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall, if made by telephone, be confirmed immediately by delivery to the Administrative Agent of an Interest Election Request.
(c) Each such Interest Election Request shall specify the following information in compliance with Section 2.02:
(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and
(iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”
If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e) If a Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Eurocurrency Borrowing with an Interest Period of one month’s duration. Except as otherwise provided herein, a Eurocurrency Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Loan. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrowers, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing (whether in Dollars or any Alternative Currency) without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurocurrency Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto and (ii) unless repaid, each Eurocurrency Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
Section 2.08.  Termination and Reduction of Commitments.

(a)  Unless previously terminated, the Commitment of each Lender shall terminate on the Maturity Date applicable to such Lender.
(b)  The Company may at any time terminate, or from time to time reduce, the Commitments in whole or in part; provided that (i) each reduction of the Commitments shall be in an aggregate amount not less than $50,000,000 and integral multiples of $10,000,000 in excess thereof ~~and~~, (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the Revolving Credit Exposures would exceed the total ~~Commitments.~~Commitment, and (iii) if, after giving effect to any reduction of the Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the aggregate amount of the Commitments, such Sublimit shall be automatically reduced by the amount of such excess.
(c)  The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the occurrence or non-occurrence of one or more financings or other transactions, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.
Section 2.09. Repayment of Loans; Evidence of Debt.
(a) (i) Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Committed Loan made to such Borrower and all interest, fees and other amounts payable hereunder on the Maturity Date applicable to such Lender. (ii) The Company shall repay each Swing Line Loan on the earlier to occur of (x) the date ten Business Days after such Loan is made and (y) the latest Maturity Date.
(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)  In addition to the accounts and records referred to in subsection (a) above, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
(e) ~~(d)~~ The entries made in the accounts maintained pursuant to ~~paragraph~~paragraphs (b) ~~or~~, (c) or (d) of this Section shall be conclusive evidence (absent manifest error) of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Credit Agreement.
(f) ~~(e)~~ Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, each Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender and in a form approved by the Administrative Agent and the Borrowers. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein.
Section 2.10. Prepayment of Loans.
(a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty, subject to Section 2.15 and subject to prior notice in accordance with paragraph (b) or (c) of this Section.
(b)  The Borrowers shall notify the Administrative Agent by telephone (confirmed by a notice which must be in a form acceptable to the Administrative Agent) of any prepayment hereunder (A) three Business Days prior to any date of prepayment of Eurocurrency Loans denominated in Dollars, (B) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurocurrency Loans denominated in Alternative Currencies, and (C) on the date of prepayment in the case of prepayment of an ABR Borrowing, not later than 1:00 p.m. (New York City time), on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Committed Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Committed Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Committed Borrowing shall be in an amount that would be permitted in the case of an advance of a Committed Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Committed Borrowing shall be applied ratably to the Committed Loans included in the prepaid

Committed Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.
(c) The Company may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 12:00 noon (London time) on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of €100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(d)  ~~(c)~~ If the Administrative Agent notifies the Company at any time that the aggregate Revolving Credit Exposure of the Lenders at such time exceeds an amount equal to 102% of the aggregate Commitments then in effect, then, within two Business Days after receipt of such notice, the Borrowers shall prepay Loans and/or the Company shall Cash Collateralize the LC Exposure in an aggregate amount equal to such excess; provided, however, that, subject to the provisions of Section 2.21(a), the Company shall not be required to Cash Collateralize the LC Exposure pursuant to this Section 2.10(~~c~~d) unless after the prepayment in full of the Loans the aggregate Revolving Credit Exposure exceeds the aggregate Commitments then in effect. The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of further exchange rate fluctuations.
Section 2.11.  Fees.
(a) The Company agrees to pay to the Administrative Agent for the account of each Lender a commitment fee in Dollars, which shall accrue at the Applicable Rate ~~on~~times the actual daily amount ~~of the unused Commitment of such Lender~~by which the aggregate Commitments exceed the sum of (i) the outstanding principal amount of Committed Loans and (ii) the outstanding principal amount of LC Obligations, subject to adjustment as provided in Section 2.22. For the avoidance of doubt, the outstanding principal amount of Swing Line Loans shall not be counted towards or considered usage of the aggregate Commitments for purposes of determining the commitment fee. The commitment fee for each Lender shall be payable during the period from and including the Closing Date to but excluding the date on which ~~such~~ Commitment of such Lender terminates. Accrued commitment fees shall be payable in arrears on the last Business Day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.
(c) All fees payable hereunder shall be paid on the dates due, in immediately available funds and in Dollars, to the Administrative Agent (or to an Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and Letter of Credit fees, to the Lenders. Fees paid shall not be refundable under any circumstances.
Section 2.12.  Interest.
(a)  The Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.
(b)  The Loans comprising each Eurocurrency Borrowing shall bear interest at a rate per annum equal to the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(c) The Swing Lines Loans shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Swing Line Rate plus the Applicable Rate for Eurocurrency Loans.
(d)  ~~(c)~~ Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by a Borrower hereunder is not paid when due (following the expiration of any grace period specified in Section 7.01), whether at stated maturity, upon acceleration or otherwise, and remains unpaid, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided above.
(e) ~~(d)~~ Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan or Swing Line Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest shall be payable upon termination of the Commitments.
(f)  ~~(e)~~ All interest hereunder shall be computed on the basis of a year of 360 days or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice, except that interest computed by reference to the Alternate Base Rate (including ABR Loans determined by reference to the LIBO Rate) shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
(g) ~~(f)~~ If any Lender shall be required under the regulations of the Board to maintain reserves with respect to liabilities or assets consisting of, or including, Eurocurrency Liabilities (as defined in Regulation D of the Board), each Borrower shall pay to the Administrative Agent for the account of such Lender, additional interest on the unpaid principal amount of each Eurocurrency Loan made to such Borrower by such Lender, from the later of the date of such Loan or the date such Lender was required to maintain such reserves until such Loan is paid in full, at an interest rate per annum equal to the remainder obtained by subtracting (i) the LIBO Rate for the Interest Period for such Loan from (ii) the rate obtained by multiplying the LIBO Rate as referred to in clause (i) above by the Statutory Reserve Rate applicable to such Lender for such Interest Period. Such additional interest shall be determined by such Lender and notified to the applicable Borrower (with a copy to the Administrative Agent) not later than five Business Days before the next Interest Payment Date for such Eurocurrency Loan, and such additional interest so notified to such Borrower by any Lender shall be payable to the Administrative Agent for the account of such Lender on each Interest Payment Date for such Eurocurrency Loan.
Section 2.13 Alternate Rate of Interest.
(a)  If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:
(i) the Required Lenders reasonably determine (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period;
(ii) the Administrative Agent is advised by the Required Lenders that the LIBO Rate for such Interest Period will not, in their reasonable judgment, adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period; or
(iii) the Required Lenders determine that deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the London interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Loan;
then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective, and (y) if any Committed Borrowing Request requests a Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type or currency of Borrowings, then the other Type and other currencies of Borrowings shall be permitted.
(b)  Notwithstanding anything to the contrary in this Credit Agreement or any other Credit Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Company) that the Company or Required Lenders (as applicable) have determined, that:
(i) adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBO Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii) the administrator of the LIBO Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBO Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or
(iii) syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Company may amend this Credit Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes (as defined below) and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment. Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Loans shall be suspended, (to the extent of the affected Eurocurrency Loans or Interest Periods), and (y) the LIBO Rate component shall no longer be utilized in determining the Alternate Base Rate. Upon receipt of such notice, the

Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Loans (to the extent of the affected Eurocurrency Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of ABR Loans (subject to the foregoing clause (y)) in the Dollar Equivalent of the amount specified therein.
Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Credit Agreement.
For purposes hereof, “LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Alternate Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent in consultation with the Company, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Credit Agreement).
Section 2.14.  Increased Costs.
(a) If any Change in Law shall:
(i) impose, modify or deem applicable any compulsory loan, insurance charge, reserve, liquidity, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any Issuing Bank (other than any reserves included in the Statutory Reserve Rate);
(ii) subject any Recipient to any Taxes (other than Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii) impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Credit Agreement or Eurocurrency Loans or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, continuing, converting to or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or such Issuing Bank to be material, then the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.
(b)  If any Lender or any Issuing Bank reasonably determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Credit Agreement or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.
(c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and the method of calculating such amounts, in reasonable detail, shall be delivered to the Company and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.
Section 2.15. Break Funding Payments.
In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.10(b) if such notice is revoked in accordance herewith two Business Days or less before the specified effective date), (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.18 or (e) any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrowers shall compensate each Lender for the loss (including foreign exchange loss), cost and expense (but not loss of profit) attributable to such event. In the case of a Eurocurrency Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount reasonably determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for deposits in Dollars or the applicable Alternative Currency from other banks in the Eurocurrency market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
Section 2.16. Taxes.
(a) Any and all payments by or on account of any obligation of any Credit Party hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Withholding Agent shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions attributable to additional sums payable under this Section) the Administrative Agent, each Lender or each Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions for Indemnified Taxes or Other Taxes been made, (ii) the applicable Withholding Agent shall make such deductions and (iii) the applicable Withholding Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
(b)  In addition, the Credit Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law or at the option of the Administrative Agent timely reimburse it for the payment of any Other Taxes.
(c) Each of the Credit Parties shall, and does hereby, indemnify the Administrative Agent, each Lender, and each Issuing Bank within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or such

Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.
(d)  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Credit Parties to a Governmental Authority, the Credit Parties shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)  Each Lender, on or prior to the date of its execution and delivery of this Credit Agreement or on the date of the Assumption Agreement or the Assignment and Assumption pursuant to which it becomes a Lender, as applicable, shall provide the Credit Parties with any form or certificate that is required by any taxing authority, (including a copy of Internal Revenue Service Forms W-9, W-8BEN, W-8BEN-E or W-8ECI, as appropriate, or any successor or other form prescribed by the Internal Revenue Service), certifying that such Lender is exempt from or entitled to a reduced rate of withholding taxes on payments pursuant to this Credit Agreement. Each Lender shall provide, to the extent they are legally eligible to do so, (A) to the Credit Parties and the Administrative Agent, the foregoing U.S. federal withholding tax certifications as if each Borrower were resident in the United States for U.S. federal income tax purposes, and (B) to the Credit Parties, any other information requested by the Company that it reasonably deems necessary in order for it and its Affiliates to comply with their U.S. or foreign tax obligations or to avoid the imposition of U.S. or non-U.S. withholding tax. Thereafter, each Lender shall provide additional forms or certificates (i) to the extent a form or certificate previously provided has been inaccurate, invalid or otherwise ceases to be effective or (ii) as requested in writing by the Credit Parties or the Administrative Agent. If any Lender fails to comply with the provisions of this Section, the Credit Parties, may, as applicable and as required by law, deduct and withhold federal income tax payments from payments to such Lender under this Credit Agreement. The obligation of the Lenders under this Section shall survive the payment of all obligations and the resignation or replacement of the Administrative Agent.
(f)  If a payment made to a Lender hereunder would be subject to United States federal withholding tax imposed by FATCA if the applicable Borrower is or were treated as resident in the United States for U.S. federal income tax purposes and such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Credit Parties and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Credit

Parties or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Credit Parties or the Administrative Agent as may be necessary for the Credit Parties or the Administrative Agent to comply with its obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (f), “FATCA” shall include any amendments made to FATCA after the date hereof.
(g)  Any Lender claiming any additional amounts payable pursuant to this Section 2.16 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to select or change the jurisdiction of its applicable lending office if the making of such a selection or change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.
(h)  If any Lender, the Administrative Agent or any Issuing Bank, as the case may be, obtains a refund of any Tax for which payment has been made pursuant to this Section 2.16, which refund in the good faith judgment of such Lender, the Administrative Agent or such Issuing Bank, as the case may be, (and without any obligation to disclose its tax records) is allocable to such payment made under this Section 2.16, the amount of such refund (together with any interest received thereon and reduced by reasonable costs incurred in obtaining such refund) promptly shall be paid to the applicable Credit Party to the extent payment has been made in full by such Credit Party pursuant to this Section 2.16.
Section 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a) Except as otherwise expressly provided herein and except with respect to principal of and interest on Committed Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds prior to 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Committed Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Credit Agreement be made in the United States. For purposes of the preceding sentence, a payment shall be treated as made in the United States if a wire transfer is made through a bank located in the United States at the direction of a Borrower. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Distributions then due to such parties.
(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Committed Loans or participations in LC Disbursements or in Swing Line Loans held by it resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Committed Loans and participations in LC Disbursements and in Swing Line Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Committed Loans and participations in LC Disbursements and in Swing Line Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and participations in LC Disbursements and in Swing Line Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Credit Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or participations in LC Disbursements and in Swing Line Loans to any assignee or participant, other than to Parent or any of its Subsidiaries or Affiliates thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.
(d)  Unless the Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Bank, as the case may be, hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the applicable Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.
(e)  If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(d), 2.05(c) or (d), 2.06(a) or 2.17(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
Section 2.18  Mitigation Obligations; Replacement of Lenders.
(a) If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Committed Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Borrower hereby agrees, on a joint and several basis, to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)  If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender is a Defaulting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Credit Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Committed Loans and participations in LC Disbursements and Swing Line Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments, (iv) such assignment does not conflict with applicable law and (v) in the case of any such assignment resulting from a Lender becoming a Defaulting Lender, no Default shall have occurred and be continuing. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.
Section 2.19.  Increase in the Aggregate Commitments.
(a) The Company may, at any time but in any event not more than once in any calendar year prior to the Maturity Date, by notice to the Administrative Agent, request that the aggregate amount of the Commitments be increased by an amount of $10,000,000 or an integral multiple thereof (each a “Commitment Increase”) to be effective as of a date that is at least 90 days prior to the scheduled Maturity Date (the “Increase Date”) as specified in the related notice to the Administrative Agent; provided, however that (i) in no event shall the aggregate amount of the Commitments at any time exceed $4,500,000,000 and (ii) on the date of any request by the Company for a Commitment Increase and on the related Increase Date, (x) the representations and warranties in Article III shall be true and correct in all material respects (except to the extent qualified by materiality, in which case such representations and warranties shall be true and correct in all respects) and (y) no Default shall have occurred and be continuing.
(b) The Administrative Agent shall promptly notify the Lenders of a request by the Company for a Commitment Increase, which notice shall include (i) the proposed amount of such requested Commitment Increase, (ii) the proposed Increase Date and (iii) the date by which Lenders wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Commitments (the “Commitment Date”). Each Lender that is willing to participate in such requested Commitment Increase (each an “Increasing Lender”) shall, in its sole discretion, give written notice to the Administrative Agent on or prior to the Commitment Date of the amount by which it is willing to increase its Commitment. If the Lenders notify the Administrative Agent that they are willing to increase the amount of their respective Commitments by an aggregate amount that exceeds the amount of the requested Commitment Increase, the requested Commitment Increase shall be allocated among the Lenders willing to participate therein in such amounts as are agreed between the Company and the Administrative Agent.
(c) Promptly following each Commitment Date, the Administrative Agent shall notify the Company as to the amount, if any, by which the Lenders are willing to participate in the requested Commitment Increase, which in each case shall be subject to the approval of the Swing Line Lender and each Issuing Bank (such approval not to be unreasonably withheld). If the aggregate amount by which the Lenders are willing to participate in any requested Commitment Increase on any such Commitment Date is less than the requested Commitment Increase, then the Company may extend offers to one or more Persons (other than Parent or any of its Affiliates, a Defaulting Lender or a natural person) approved by the Administrative Agent, the Company, the Swing Line Lender and each Issuing Bank (such approvals not to be unreasonably withheld) (each, an “Eligible Assignee”) to participate in any portion of the requested Commitment Increase that has not been committed to by the Lenders as of the applicable Commitment Date; provided, however, that the Commitment of each such Eligible Assignee shall be in an amount of $5,000,000 or more.
(d) On each Increase Date, each Eligible Assignee that accepts an offer to participate in a requested Commitment Increase in accordance with Section 2.19(b) (each such Eligible Assignee and each Eligible Assignee that agrees to an extension of the Maturity Date in accordance with Section 2.20(c), an “Assuming Lender”) shall become a Lender party to this Credit Agreement as of such Increase Date and the Commitment of each Increasing Lender for such requested Commitment Increase shall be so increased by such amount (or by the amount allocated to such Lender pursuant to the last sentence of Section 2.19(b)) as of such Increase Date; provided, however, that (x) the Administrative Agent shall have received on or before such Increase Date the following, each dated such date:
(i)  (A) certified copies of resolutions of the Board of Directors of each Credit Party approving the Commitment Increase (which may be resolutions previously provided and certified to be still in effect) and the corresponding modifications to this Credit Agreement and (B) an opinion of counsel for the Credit Parties (which may be in-house counsel), in form and substance reasonably satisfactory to the Administrative Agent;
(ii) an assumption agreement from each Assuming Lender, if any, in form and substance satisfactory to the Company and the Administrative Agent (each an “Assumption Agreement”), duly executed by such Assuming Lender, the Administrative Agent and the Company; and
(iii) confirmation from each Increasing Lender of the increase in the amount of its Commitment in a writing satisfactory to the Company and the Administrative Agent;
and (y) (A) upon the reasonable request of any Lender made at least ten days prior to the Increase Date, the Borrowers shall have provided to each Assuming Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least five days prior to the Increase Date and (B) at least five days prior to the Increase Date, any Credit Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Credit Party. On each Increase Date, upon fulfillment of the conditions set forth in this Section 2.19(d), the Administrative Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and the Company, on or before 1:00 p.m. (New York City time), by telecopier, of the occurrence of the Commitment Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date.
(e) On the Increase Date, if any Committed Loans are then outstanding, the Borrowers shall borrow from all or certain of the Lenders and/or (subject to compliance by the

Borrowers with Section 2.15) prepay Committed Loans of all or certain of the Lenders such that, after giving effect thereto, the Committed Loans (including, without limitation, the Types and Interest Periods thereof) shall be held by the Lenders (including for such purposes the Increasing Lenders and the Assuming Lenders) ratably in accordance with their respective Commitments. On and after each Increase Date, the Applicable Percentage of each Lender’s participation in Letters of Credit, Swing Line Loans and Committed Loans from draws under Letters of Credit shall be calculated after giving effect to each such Commitment Increase.
Section 2.20 Extension of Maturity Date.
(a)  At least 30 days but not more than 90 days prior to any anniversary of the Closing Date, but not more than twice ~~prior to the Maturity~~after the first anniversary of the Closing Date, the Company, by written notice to the Administrative Agent, may request an extension of the Maturity Date in effect at such time by one year from its then scheduled expiration. The Administrative Agent shall promptly notify each Lender of such request, and each Lender shall in turn, in its sole discretion, not later than 20 days prior to such anniversary date, notify the Company and the Administrative Agent in writing as to whether such Lender will consent to such extension. If any Lender shall fail to notify the Administrative Agent and the Company in writing of its consent to any such request for extension of the Maturity Date at least 20 days prior to the applicable anniversary date, such Lender shall be deemed to be a Non-Consenting Lender with respect to such request. The Administrative Agent shall notify the Company not later than 15 days prior to the applicable anniversary date of the decision of the Lenders regarding the Company’s request for an extension of the Maturity Date.
(b) If all the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.20, the Maturity Date in effect at such time shall, effective as at the applicable anniversary date (the “Extension Date”), be extended for one year; provided that on each Extension Date (x) the representations and warranties in Article III shall be true and correct in all material respects (except to the extent qualified by materiality, in which case such representations and warranties shall be true and correct in all respects) and (y) no Default shall have occurred and be continuing. If less than all of the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.20, the Maturity Date in effect at such time shall, effective as at the applicable Extension Date and subject to subsection (d) of this Section 2.20, be extended for one year as to those Lenders that so consented (each a “Consenting Lender”) but shall not be extended as to any other Lender (each a “Non-Consenting Lender”). To the extent that the Maturity Date is not extended as to any Lender pursuant to this Section 2.20 and the Commitment of such Lender is not assumed in accordance with subsection (c) of this Section 2.20 on or prior to the applicable Extension Date, the Commitment of such Non-Consenting Lender shall automatically terminate in whole on such unextended Maturity Date without any further notice or other action by the Company, such Lender or any other Person; provided that such Non-Consenting Lender’s rights under Sections 2.14, 2.15, 2.16 and 10.03, and its obligations under Section 8.10, shall survive the Maturity Date for such Lender as to matters occurring prior to such date. It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Company for any requested extension of the Maturity Date.

(c) If less than all of the Lenders consent to any such request pursuant to subsection (a) of this Section 2.20, the Administrative Agent shall promptly so notify the Company, whereupon the Company may arrange for one or more Consenting Lenders or other Eligible Assignees as Assuming Lenders to assume, effective as of the Extension Date, any Non-Consenting Lender’s Commitment and all of the obligations of such Non-Consenting Lender under this Credit Agreement thereafter arising, without recourse to or warranty by, or expense to, such Non-Consenting Lender; provided, however, that the amount of the Commitment of any such Assuming Lender as a result of such substitution shall in no event be less than $5,000,000 unless the amount of the Commitment of such Non-Consenting Lender is less than $5,000,000, in which case such Assuming Lender shall assume all of such lesser amount; and provided further that:
(i) any such Consenting Lender or Assuming Lender shall have paid to such Non-Consenting Lender (A) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding Loans, if any, of such Non-Consenting Lender plus (B) any accrued but unpaid commitment fees owing to such Non-Consenting Lender as of the effective date of such assignment;
(ii) all additional costs reimbursements, expense reimbursements and indemnities payable to such Non-Consenting Lender, and all other accrued and unpaid amounts owing to such Non-Consenting Lender hereunder, as of the effective date of such assignment shall have been paid to such Non-Consenting Lender; and
(iii) with respect to any such Assuming Lender, the applicable processing and recordation fee required under Section 10.04(b) for such assignment shall have been paid;
provided further that such Non-Consenting Lender’s rights under Sections 2.14, 2.15, 2.16 and 10.03, and its obligations under Section 8.10, shall survive such substitution as to matters occurring prior to the date of substitution. At least three Business Days prior to any Extension Date, (A) each such Assuming Lender, if any, shall have delivered to the Company and the Administrative Agent an Assumption Agreement, duly executed by such Assuming Lender, such Non-Consenting Lender, the Company and the Administrative Agent, (B) any such Consenting Lender shall have delivered confirmation in writing satisfactory to the Company and the Administrative Agent as to the increase in the amount of its Commitment and (C) each Non-Consenting Lender being replaced pursuant to this Section 2.20 shall have delivered to the Administrative Agent any promissory note held by such Non-Consenting Lender. Upon the payment or prepayment of all amounts referred to in clauses (i), (ii) and (iii) above, each such Consenting Lender or Assuming Lender, as of the Extension Date, will be substituted for such Non-Consenting Lender under this Credit Agreement and shall be a Lender for all purposes of this Credit Agreement, without any further acknowledgment by or the consent of the other Lenders, and the obligations of each such Non-Consenting Lender hereunder (other than the obligation under Section 8.10) shall, by the provisions hereof, be released and discharged.
(d) If (after giving effect to any assignments or assumptions pursuant to subsection (c) of this Section 2.20) Lenders having Commitments equal to at least 50% of the Commitments in effect immediately prior to the Extension Date have consented in writing to a requested extension (whether by notice as contemplated in subsection (a) of this Section 2.20, or by execution or delivery of an Assumption Agreement or otherwise) not later than one Business Day prior to such Extension Date, the Administrative Agent shall so notify the Company, and, subject to (x) the representations and warranties in Article III being true and correct in all material respects (except to the extent qualified by materiality, in which case such representations and warranties shall be true and correct in all respects) and (y) no Default shall have occurred and be continuing, the Maturity Date then in effect shall be extended for the additional one-year period as described in subsection (a) of this Section 2.20, and all references in this Credit Agreement, and in the promissory notes, if any, to the “Maturity Date” shall, with respect to each Consenting Lender and each Assuming Lender for such Extension Date, refer to the Maturity Date as so extended. Promptly following each Extension Date, the Administrative Agent shall notify the Lenders (including, without limitation, each Assuming Lender) of the extension of the scheduled Maturity Date in effect immediately prior thereto and shall thereupon record in the Register the relevant information with respect to each such Consenting Lender and each such Assuming Lender.
Section 2.21. Cash Collateral.
(a) Certain Credit Support Events. If any Event of Default shall occur and be continuing, on the Business Day that the Borrowers receive notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of Cash Collateral pursuant to this paragraph, the Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest and fees thereon; provided that the obligation to deposit such Cash Collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in Section 7.01(h) or (i). At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent or any Issuing Bank, the Borrowers shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.22(a)(iv) and any Cash Collateral provided by the Defaulting Lender). Additionally, if the Administrative Agent notifies the Company at any time that the LC Exposure at such time exceeds 102% of the Letter of Credit Sublimit then in effect, then, within two Business Days after receipt of such notice, the Company shall provide Cash Collateral for the LC Exposure in an amount not less than the amount by which the LC Exposure exceeds the Letter of Credit Sublimit.
(b)  Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked deposit accounts at Bank of America. Each Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the applicable Issuing Banks and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.17(c). Other than any income earned on the investment of such deposits in Cash Equivalents, which investments the Administrative Agent agrees to make at the applicable Borrower’s risk and expense, such deposits shall not otherwise bear interest. Interest or profits, if any, on such investments shall accumulate in such account. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrowers or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.
(c) Application. Notwithstanding anything to the contrary contained in this Credit Agreement, Cash Collateral provided under any of this Section 2.21 or Section 2.05 or 2.22 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific LC Exposure, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.
(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.04(b))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of the Borrowers shall not be released during the continuance of a Default, and (y) the Person providing Cash Collateral and the applicable Issuing Bank may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
Section 22.2. Defaulting Lenders.
(a) Adjustments. Notwithstanding anything to the contrary contained in this Credit Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Credit Agreement shall be restricted as set forth in Section 10.02.
(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender under this Credit Agreement (whether voluntary or mandatory, at maturity, pursuant to Section 7.01 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the Issuing Banks or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the applicable Issuing Bank, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit or any Swing Line Loan; fourth, as the Company may request (so long as no Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Credit Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Credit Agreement; sixth, to the payment of any amounts owing to the Lenders ~~or~~, the Issuing Banks or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender ~~or~~, any Issuing Bank or the Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Credit Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Credit Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or LC Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.22(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.11(a) for any period during which that Lender is a Defaulting Lender (and the Company shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.05(h).
(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Swing Line Loans pursuant to Section 2.04 or Letters of Credit pursuant to Section 2.05, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Swing Line Loans or Letters of Credit shall not exceed the positive difference, if any, of (A) the Commitment of that non-Defaulting Lender minus (B) the Revolving Credit Exposure of that Lender. Subject to Section 10.17, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v) Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Company shall, without prejudice to any right or remedy available to it hereunder or under applicable law, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure.
(b) Defaulting Lender Cure. If the Company, the Administrative Agent, the Swing Line Lender and the Issuing Banks agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.22(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
Section 2.23. Designated Borrowers.
(a) The Company may at any time, upon not less than 15 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any Subsidiary of Parent (an “Applicant Borrower”) as a Designated Borrower hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit D (a “Designated Borrower Request and Assumption Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein the Administrative Agent and the Lenders shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent or any Lender in its sole discretion (including, without limitation, documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, and, if the Applicant Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Applicant Borrower) but which in no event shall be more onerous taken as a whole to the Company than the equivalent documents delivered by the Company pursuant to Article IV hereof, except as necessary to comply with applicable law of the jurisdiction of such Designated Borrower, and promissory notes signed by such new Borrowers to the extent any Lenders so require. Upon the later of (x) the fifteenth Business Day after delivery of the notice to designate an Applicant Borrower and (y) receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information, the Administrative Agent shall send a notice in substantially the form of Exhibit E (a “Designated Borrower Notice”) to the Company and the Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof, and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Credit Agreement; provided that no Committed Borrowing Request or Letter of Credit Application may be submitted by or on behalf of such Designated Borrower until the date two Business Days after such effective date.
(b) If the Company shall designate as a Designated Borrower hereunder any Subsidiary not organized under the laws of the United States or any State thereof, any Lender may, with notice to the Administrative Agent and the Company, fulfill its Commitment by causing an Affiliate or branch of such Lender to act as the Lender in respect of such Designated Borrower.
(c) As soon as practicable and in any event within ten Business Days after notice of the request to designate any Applicant Borrower that is organized under the laws of a jurisdiction other than of the United States or a political subdivision thereof, any Lender that may not legally lend to, or whose internal policies, consistently applied, preclude lending to such Applicant Borrower (a “Protesting Lender”) shall so notify the Company and the Administrative Agent in writing. With respect to each Protesting Lender, the Company shall, effective on or before the date that such Applicant Borrower shall have the right to borrow hereunder, either (i) arrange for one or more banks or other entities to take an assignment of all of such Protesting Lender’s interests rights and obligations (including such Protesting Lender’s Commitment, the Loans owing to it and any Notes held by it) pursuant to and in compliance with Section 10.04 or (ii) notify the Administrative Agent and such Protesting Lender that the Commitment of such Protesting Lender shall be terminated, provided, however, that in each case such Protesting Lender shall have received one or more payments from either the Borrowers or one or more assignees in an aggregate amount equal to the aggregate outstanding principal amount of the Loans owing to such Protesting Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts due and payable to such Protesting Lender under this Agreement. Upon the effective date of the action taken under the immediately preceding sentence, (x) the assignee thereunder shall be a party hereto and, to the extent that interests, rights and obligations hereunder have been assigned to it pursuant to an Assignment and Assumption, have the interests, rights and obligations of a Lender hereunder and (y) the Protesting Lender shall relinquish its interests and rights, be released from its obligations under this Agreement and shall cease to be a party hereto.
(d) Each Subsidiary of the Company that becomes a “Designated Borrower” pursuant to this Section 2.23 hereby irrevocably appoints the Company as its agent for all purposes relevant to this Credit Agreement and each of the other Credit Documents, including (i) the giving and receipt of notices and (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Credit Agreement shall be deemed to have been delivered to each Designated Borrower.
(e) The Company may from time to time, upon not less than 15 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Designated Borrower’s status as such, provided that there are no outstanding Loans payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Loans made to it or Letters of Credit issued for its account, as of the effective date of such termination. The Administrative Agent will promptly notify the Lenders of any such termination of a Designated Borrower’s status.
ARTICLE III
Representations and Warranties
Each of the Credit Parties (other than Medtronic, any Designated Borrower and the Company with respect to Section 3.04(a) and (b)) represents and warrants to the Lenders that:
Section 3.01. Organization; Powers.
Such Credit Party and each of its Subsidiaries is duly organized, validly existing and in good standing (where applicable) under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing (where applicable) in, every jurisdiction where such qualification is required.
Section 3.02. Authorization; Enforceability.
The Transactions, as applicable, are within such Credit Party’s corporate powers and have been duly authorized by all necessary corporate and, if required, shareholder action. This

Credit Agreement and each promissory note, if any, has been duly executed and delivered by such Credit Party party thereto and constitutes a legal, valid and binding obligation of such Credit Party party thereto, enforceable in accordance with its terms, subject to applicable Debtor Relief Laws and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 3.03. Governmental Approvals; No Conflicts.
The Transactions (a) do not require such Credit Party or any of its Subsidiaries to obtain or make any material consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect except for any filing which, if required, will be timely made, (b) will not result in the violation by such Credit Party or any of its Subsidiaries of any applicable law or regulation or the charter, by-laws or other organizational documents of such Credit Party or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon such Credit Party or any of its Subsidiaries or any of their respective assets, or give rise to a right thereunder to require any payment to be made by such Credit Party or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of such Credit Party or any of its Subsidiaries.
Section 3.04. Financial Condition; No Material Adverse Change.
(a) Parent has heretofore furnished to the Lenders (i) its consolidated balance sheet and statements of operations, shareholders’ equity and cash flows as of and for the fiscal year ended April 27, 2018, reported on by PricewaterhouseCoopers LLP, independent public accountants, and (ii) its consolidated balance sheet and statements of operations and cash flows as of and for the fiscal quarter ended July 27, 2018. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Parent and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.
(b) There has been no material adverse change in the business, assets, operations, or financial condition of Parent and its consolidated Subsidiaries, taken as a whole, from those disclosed in Parent’s Form 10-K for the fiscal year ended April 27, 2018, other than as disclosed in Parent’s quarterly report on Form 10-Q for its fiscal quarter ended July 27, 2018.
Section 3.05. [Reserved].
Section 3.06. Litigation and Environmental Matters.
(a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of such Credit Party, threatened against or affecting such Credit Party or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a

Material Adverse Effect (other than the Disclosed Matters) or (ii) which in any manner draws into question the validity or enforceability of this Credit Agreement.
(b) Except for the Disclosed Matters or except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither such Credit Party nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
(c) Since the date of this Credit Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in a Material Adverse Effect.
Section 3.07. Compliance with Laws; Sanctions; Anti-Corruption.
(a) Neither such Credit Party nor any of its Subsidiaries is in violation of any law, rule or regulation (including, without limitation, the Patriot Act and all applicable anti-money laundering and anti-corruption laws), or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would reasonably be expected to result in a Material Adverse Effect.
(b) Neither such Credit Party nor any of its Subsidiaries nor, to the knowledge of such Credit Party or any of its Subsidiaries, any director, officer or Financial Officer thereof, is an individual or entity currently the subject of any Sanctions, nor is such Credit Party physically located, organized or ordinarily resident in a Designated Jurisdiction.
(c) Such Credit Party and each of its Subsidiaries has conducted their businesses in compliance with applicable anti-corruption laws and anti-money laundering laws during the last five years in all material respects, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
Section 3.08. Investment Company Status.
Neither such Credit Party nor any of its Subsidiaries is required to register as an “investment company” under the Investment Company Act of 1940, as amended from time to time.
Section 3.09. Taxes.
Such Credit Party and each of its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed (taking into account any extensions granted by the applicable taxing authority) and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Credit Party or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
Section 3.10. ERISA.
No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $500,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $500,000,000 the fair market value of the assets of all such underfunded Plans.
Section 3.11. Disclosure.
(a) None of the reports, financial statements, certificates or other information (other than forward-looking statements or information of a general economic or industry-specific nature) furnished in writing by or on behalf of such Credit Party to the Administrative Agent or any Lender for use specifically in connection with the negotiation of this Credit Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(b) As of the Closing Date, the information included in each Beneficial Ownership Certification, if applicable, is true and correct in all respects.
Section 3.12. Federal Regulations.
Neither such Credit Party nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board). No part of the proceeds of any Loans will be used in any transaction or for any purpose which violates the provisions of Regulation U or X of the Board, as now and from time to time hereafter in effect. If requested by any Lender or the Administrative Agent, the Borrowers will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of Form FR U-1 referred to in said Regulation U. After application of the proceeds of any Loans, not more than 25% of the assets of the Borrowers that are subject to a restriction on sale, pledge, or disposal under this Credit Agreement will be represented by “margin stock,” as defined in accordance with Regulation U issued by the Board, now or hereafter in effect.
Section 3.13. Purpose of Loans.
The proceeds of the Loans and Letters of Credit shall be used to (i) refinance the loans provided pursuant to the Existing Credit Agreement and (ii) finance any lawful general corporate purpose, including acquisitions and working capital of the Borrowers and their respective subsidiaries.
Section 3.14. EEA Financial Institutions.
No Credit Party is an EEA Financial Institution
ARTICLE IV
Conditions
Section 4.01. Closing Conditions.
The amendment and restatement of the Existing Credit Agreement shall become effective on the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):
(a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Credit Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Credit Agreement) that such party has signed a counterpart of this Credit Agreement.
(b) The Administrative Agent shall have received a favorable written opinion or opinions (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of (i) Wilmer Cutler Pickering Hale & Dorr LLP, New York counsel to the Credit Parties, (ii) Thomas Osteraas, Principal Legal Counsel, Corporate & Securities of the Company, as to matters of Minnesota law, (iii) A&L Goodbody, Irish counsel to the Credit Parties, and (iv) Allen & Overy, Luxembourg counsel to the Credit Parties, and covering such matters relating to the Credit Parties, this Credit Agreement or the other Transactions as the Administrative Agent shall reasonably request. The Company hereby requests such counsel to deliver such opinions.
(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Credit Party, the authorization of the Transactions and any other legal matters relating to each Credit Party, this Credit Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.
(d) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by the President, a Vice President, a Financial Officer, a director, the secretary or an assistant secretary of:
(i) the Company, confirming the Company’s compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02;

(ii) each of the Guarantors, certifying that the guarantee of the Commitments will not cause any guarantee or similar limits binding on such Guarantor to be exceeded; and
(iii) Parent, confirming that (x) the entry into this Credit Agreement and the performance of its obligations under this Credit Agreement does not constitute financial assistance for the purposes of Section 82 of the Act because the provisions of Section 82(h) apply, (y) neither Parent nor any director or company secretary of Parent is a company or a Person to whom Chapter 3 or Chapter 4 of Part 14 of the Act applies and (z) the prohibition contained in Section 239 of the Act does not apply to this Credit Agreement (including the Guaranty).
(e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, without limitation the fees set forth in the Fee Letter and, to the extent invoiced at least two Business Days prior to the Closing Date, the reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.
(f) (i) Upon the reasonable request of any Lender made at least ten days prior to the Closing Date, the Company shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least five days prior to the Closing Date and (ii) at least five days prior to the Closing Date, any Credit Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Credit Party.
Without limiting the generality of the provisions of the last paragraph of Section 8.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender, with a copy to the Company, prior to the proposed Closing Date specifying its objection thereto.
Section 4.02. Each Credit Event.
The obligation of each Lender to make a Loan on the occasion of any Borrowing and each Issuing Bank to issue, amend, renew or extend any Letter of Credit is subject to the satisfaction of the following conditions:
(a) The representations and warranties of the Credit Parties set forth in this Credit Agreement shall be true and correct in all material respects (except to the extent qualified by materiality, in which case such representations and warranties shall be true and correct in all respects) on and as of the date of, and after giving effect to, such Borrowing and after giving effect to, the issuance, amendment, renewal or extension of such Letter of Credit, as applicable; provided, that, the representations and warranties contained in Sections 3.04(b), 3.06 (other than clause (a)(ii) thereof) and 3.10 shall be deemed made, and shall be required to be true and correct, only on the Closing Date.
(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.
(c) If the applicable Borrower is a Designated Borrower, the conditions of Section 2.14 to the designation of such Borrower as a Designated Borrower shall have been met to the reasonable satisfaction of the Administrative Agent.
(d) In the case of a Borrowing or Letter of Credit to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Lenders (in the case of any Loans to be denominated in an Alternative Currency) or the applicable Issuing Bank (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Borrowing or Letter of Credit to be denominated in the relevant Alternative Currency.
Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Credit Parties on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.
ARTICLE V
Affirmative Covenants
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, Parent (with respect to Section 5.01 and Section 5.02) and each of the Credit Parties (with respect to Section 5.03 through Section 5.09) covenants and agrees with the Lenders that:
Section 5.01. Financial Statements and Other Information.
Parent will furnish to the Administrative Agent (with copies for each Lender):
(a) within 100 days after the end of each fiscal year of Parent, its audited consolidated balance sheet and related statements of operations, shareholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP (the Lenders agree that Parent’s obligations under this paragraph (a) may be satisfied in respect of any fiscal year by delivery to the Administrative Agent, with copies for each Lender, within 100 days after the end of such fiscal year of its annual report for such fiscal year on Form 10-K as filed with the SEC);
(b) within 55 days after the end of each of the first three fiscal quarters of each fiscal year of Parent, its consolidated balance sheet and related statements of operations and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes (the Lenders agree that Parent’s obligations under this paragraph (b) may be satisfied in respect of any fiscal quarter by delivering to the Administrative Agent, with copies for each Lender, within 55 days after the end of such fiscal quarter of its quarterly report for such fiscal quarter on Form 10-Q as filed with the SEC);
(c) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer of Parent (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04(a)(i) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
(d) promptly after the same become publicly available or upon transmission or receipt thereof, copies of all periodic and other reports, proxy statements and other materials filed by any Credit Party or any of its Subsidiaries with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by any Credit Party to its shareholders generally, as the case may be, provided that, with respect to materials filed with any national securities exchange, only material filings shall be required to be delivered pursuant to this paragraph (d); and
(e) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Credit Party or any of its Subsidiaries, or compliance with the terms of this Credit Agreement, as the Administrative Agent or any Lender (acting through the Administrative Agent) may reasonably request.
Documents required to be delivered pursuant to Section 5.01(a), (b) or (d) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Parent posts such documents, or provides a link thereto on Parent’s website on the Internet at the website address listed on Schedule 10.01; or (ii) on which such documents are posted on Parent’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). The Administrative Agent shall have no obligation to request the posting or other electronic delivery of the documents referred to above.
Each Credit Party hereby acknowledges that the Administrative Agent and/or the Arrangers will make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of Parent hereunder (collectively, “Parent Materials”) by posting the Parent Materials on IntraLinks, SyndTrak, Clearpar or another similar electronic system (the “Platform”).
Section 5.02. Notices of Material Events.
Parent will furnish to the Administrative Agent and each Lender promptly after any Responsible Officer of a Credit Party obtains knowledge thereof, written notice of the following:
(a) the occurrence of any Default;
(b) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
(c) the revocation of any license, permit, authorization, certificate, qualification or accreditation of any Credit Party or any of its Subsidiaries by any Governmental Authority if all such revocations in the aggregate could reasonably be expected to have a Material Adverse Effect;
(d) a change in rating for the Index Debt by either Moody’s or S&P; and
(e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of Parent setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
Section 5.03. Existence; Conduct of Business.
Such Credit Party will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except in the case of any such Subsidiary (other than a Borrower) where the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit (i) any merger, consolidation, liquidation, dissolution or stock or asset sale permitted under Section 6.03 or (ii) the conversion of a Subsidiary (other than a Borrower) into a limited liability company, a corporation or other organizational form.
Section 5.04. Payment of Taxes.
Such Credit Party will, and will cause each of its Subsidiaries to, pay its tax obligations, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Credit Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
Section 5.05. Maintenance of Properties; Insurance.
Such Credit Party will, and will cause each of its Subsidiaries to, (a) keep and maintain all of its property in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations or maintain a system or systems of self-insurance or assumption of risk which accords with the practices of similar businesses.
Section 5.06. Books and Records; Inspection Rights.
Such Credit Party will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and materially correct entries are made of all dealings and transactions in relation to its business and activities. Such Credit Party will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice (and at their own expense, unless an Event of Default has occurred and is continuing), to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, in each case during normal business but not more than once per year unless an Event of Default has occurred and is continuing; provided, however, that (a) all visits or discussions by any Lender shall be coordinated through the Administrative Agent and (b) a Responsible Officer of a Credit Party shall be present during any discussions with any independent public accountants.
Section 5.07. Compliance with Laws.
Such Credit Party will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Such Credit Party will maintain in effect and enforce policies and procedures designed to promote and achieve compliance by such Credit Party, its Subsidiaries and their respective directors, officers, employees and agents with applicable anti-corruption laws, anti-money laundering laws and applicable Sanctions.
Section 5.08. Use of Proceeds.
The proceeds of the Loans and the Letters of Credit will be used for the purposes described in Section 3.13. No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of Regulations U or X of the Board.
Section 5.09. Maintenance of Accreditation, Etc.

Such Credit Party will preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, all licenses, permits, authorizations, certifications and qualifications (including, without limitation, those qualifications with respect to solvency and capitalization) required, except where the failure to do so would not result in a Material Adverse Effect.
ARTICLE VI
Negative Covenants
Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each of the Credit Parties covenants and agrees with the Lenders that:
Section 6.01. Indebtedness.
Such Credit Party will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any other Indebtedness or liability on account of borrowed money, represented by any notes, bonds, debentures or similar obligations, or on account of the deferred purchase price of any property, or any other deposits, advance or progress payments under contracts, except (without duplication so that Indebtedness that meets any one of the exceptions below shall not count against any other exception below):
(a)  Indebtedness arising or existing under this Credit Agreement and the other Credit Documents;
(b) Indebtedness of the Credit Parties and their Subsidiaries consisting of Capital Lease Obligations or Indebtedness incurred to provide all or a portion of the purchase price or cost of construction of an asset provided that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such asset and (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing, except, in either case, to the extent such Indebtedness is secured by Liens permitted under Section 6.02;
(c) Indebtedness of any Credit Party to any other Credit Party or any Subsidiary of any Credit Party or of any Subsidiary of any Credit Party to any Credit Party or any other Subsidiary of any Credit Party;
(d) Indebtedness secured by Liens to the extent permitted under Section 6.02;
(e)  Other unsecured Indebtedness of the Credit Parties and their Subsidiaries; provided that, in the case of such Indebtedness incurred by any Credit Party, such Indebtedness is not senior in right of payment to the payment of the Indebtedness arising or existing under this Credit Agreement and the other Credit Documents; and
(f) Indebtedness existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof.

Section 6.02. Liens.
Such Credit Party will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired by it, except (without duplication so that Liens that meet any one of the exceptions below shall not count against any other exception below):
(a) Liens pursuant to any Credit Document;
(b) Liens existing on the date hereof and listed on Schedule 6.02 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased and (iii) the direct or any contingent obligor with respect thereto is not changed;
(c) Liens on any property or asset acquired (whether by merger, consolidation, purchase, lease or otherwise), constructed or improved by Parent or any Subsidiary after the date hereof which are created or assumed prior to, contemporaneously with, or within 360 days after, such acquisition, construction or improvement, to secure or provide for the payment of all or any part of the cost of such acquisition, construction or improvement (including related expenditures capitalized for federal income tax purposes in connection therewith) incurred after the date hereof;
(d) Liens on any property or asset existing at the time of acquisition thereof, whether by merger, consolidation, purchase, lease or otherwise;
(e) Liens in favor of, or which secure, Indebtedness owing to Parent or any other Credit Party;
(f)  Liens in favor of the United States or any state thereof, or any department, agency, or instrumentality or political subdivision thereof, or political entity affiliated therewith, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments, or other obligations, pursuant to any contract or statute, or to secure any Indebtedness incurred for the purpose of financing all or any part of the cost of acquiring, constructing or improving the property subject to such Liens (including Liens incurred in connection with pollution control, industrial revenue or similar financings);
(g) Liens imposed by law, such as mechanics’, workmen’s, repairmen’s, materialmen’s, carriers’, warehousemen’s, vendors’ or other similar Liens arising in the ordinary course of business, or governmental (federal, state or municipal) Liens arising out of contracts for the sale of products or services by Parent or any Subsidiary, or deposits or pledges to obtain the release of any of the foregoing;
(h) pledges or deposits under workmen’s compensation, unemployment insurance, or similar legislation and Liens of judgments thereunder which are not currently dischargeable, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of money) or leases to which Parent or any Subsidiary is a party, or deposits to secure public or statutory obligations of Parent or any Subsidiary, or deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to workmen’s compensation, unemployment insurance, old age pensions, social security or similar matters, or deposits of cash or obligations of the United States to secure surety, appeal or customs bonds to which Parent or any Restricted Subsidiary is a party, or deposits in litigation or other proceedings such as, but not limited to, interpleader proceedings;
(i) Liens created by or resulting from any litigation or other proceeding which is being contested in good faith by appropriate proceedings, including Liens arising out of judgments or awards against Parent or any Subsidiary with respect to which Parent or such Subsidiary is in good faith prosecuting an appeal or proceedings for review; or Liens incurred by Parent or any Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which Parent or such Subsidiary is a party;
(j) Liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings;
(k) Liens consisting of easements, rights-of-way, zoning restrictions, restrictions on the use of real property, and defects and irregularities in the title thereto, landlords’ Liens and other similar Liens and encumbrances none of which interfere materially with the use of the property covered thereby in the ordinary course of the business of Parent or such Subsidiary and which do not, in the opinion of Parent, materially detract from the value of such properties;
(l) Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Parent or the applicable Subsidiary in excess of those set forth by regulations promulgated by the Federal Reserve Board and (ii) such deposit account is not intended to provide collateral to the depository institution;
(m) any extension, renewal or replacement (or successive extensions, removals or replacements) as a whole or in part, of any Lien referred to in the foregoing clauses (a) to (p), inclusive; provided that (i) such extension, renewal or replacement Lien shall be limited to all or a part of the same property, shares of stock or Indebtedness that secured the Lien extended, renewed or replaced (plus improvements on such property) and (ii) the Indebtedness secured by such Lien at such time is not increased;
(n) Liens securing Indebtedness in respect of Capital Lease Obligations; provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

(o) Liens, if any, arising in respect of any factoring, assignment or sales of accounts receivable or similar arrangements; and
(p) Liens securing other Indebtedness or obligations in an aggregate amount for all Credit Parties and their Subsidiaries not exceeding at any time the greater of (x) 20% of Consolidated Net Tangible Assets as at the end of the immediately preceding fiscal quarter and (y) $4.0 billion.
Section 6.03. Fundamental Changes.
Such Credit Party will not, and will not permit any of its Subsidiaries that, individually or in the aggregate, represent all or substantially all of the assets of Parent and its Subsidiaries taken as a whole to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of Parent and its Subsidiaries taken as a whole, in each case, whether now owned or hereafter acquired, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person (other than the Borrowers) may merge into a Credit Party in a transaction in which such Credit Party is the surviving entity, (ii) any Person (other than the Borrowers), including any Affiliate, may merge with any Subsidiary of a Credit Party in a transaction in which the surviving entity is a Subsidiary of a Credit Party, (iii) any Subsidiary (other than the Borrowers) of a Credit Party may sell, transfer, lease or otherwise dispose of its assets or stock to a Credit Party or to another Subsidiary of a Credit Party, (iv) any Subsidiary (other than the Borrowers) of a Credit Party may liquidate or dissolve or any Credit Party or any of its Subsidiaries may sell, transfer, lease or otherwise dispose of any assets if, in each case, such sale, transfer, lease or other disposition does not involve all or substantially all of the assets of Parent and its Subsidiaries taken as a whole, (v) any Credit Party and any of its Subsidiaries may sell immaterial businesses, including Subsidiaries, in the ordinary course of business and (vi) any Subsidiary of a Credit Party formed for the purpose of acquiring a Person or a minority interest in any Person may merge into such Person.
Section 6.04. Business Activity.
Such Credit Party will not, nor will Parent permit any of its Significant Subsidiaries to, alter the character of its business in any material respect from that conducted as of the Closing Date; it being understood that this Section 6.04 shall not prohibit the Credit Parties, or any Significant Subsidiaries of Parent, from conducting any business or business activities incidental or related to such business as carried on as of the Closing Date or any business or activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary thereto.
Section 6.05. Sanctions.
Such Credit Party will not, nor will it permit any of its Subsidiaries to, directly or indirectly, use the proceeds of any Loan or any Letter of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated

Jurisdiction, in a manner that would result in a violation by any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent or otherwise, of any Sanctions.
Section 6.06. Anti-Corruption Laws; Anti-Money Laundering Laws.
Such Credit Party will not, nor will it permit any of its Subsidiaries to, directly or indirectly, use the proceeds of any Loan or any Letter of Credit for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Patriot Act, The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”) or other similar legislation in other jurisdictions, if applicable.
ARTICLE VII
Events of Default
Section 7.01. Events of Default.
If any of the following events (“Events of Default”) shall occur:
(a) any Credit Party shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, and in the currency required hereunder, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b) any Credit Party shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 7.01(a)) payable under this Credit Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;
(c) any representation or warranty made or deemed made by or on behalf of any Credit Party or any of its Subsidiaries in or in connection with this Credit Agreement or any amendment or modification hereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Credit Agreement or any amendment or modification hereof, shall prove to have been incorrect in any material respect when made or deemed made;
(d) any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to such Credit Party’s existence) or 5.08 or in Article VI;
(e) any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in this Credit Agreement (other than those specified in Section 7.01(a), (b) or (d)), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Credit Parties;
(f) any Credit Party or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of Material Indebtedness,

when and as the same shall become due and payable (subject to any applicable grace periods or notice requirements);
(g) the Borrower, Parent or any Subsidiary shall default in the performance of any obligation in respect of any Material Indebtedness or any “change of control” (or equivalent term) shall occur with respect to any Material Indebtedness, in each case, that results in Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (subject to any applicable grace periods or notice requirements) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (ii) the Indebtedness under this Credit Agreement, (iii) any “change of control” put arising as a result of any acquisition of any Subsidiary so long as any such Indebtedness that is put in accordance with the terms of such Indebtedness is paid as required by the terms of such Indebtedness or (iv) any required repurchase, repayment or redemption of (or offer to repurchase, repay or redeem) any Indebtedness that was incurred for the specified purpose of financing all or a portion of the consideration for a merger or acquisition; provided that such repurchase, repayment or redemption (or offer to repurchase, repay or redeem) results solely from the failure of such merger or acquisition to be consummated;
(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Credit Party or any Significant Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership, examinership or similar law now or hereafter in effect or (ii) the appointment of a receiver, examiner, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or any Significant Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days (or for the case of Parent or any Irish incorporated entity shall continue undismissed for 14 days) or an order or decree approving or ordering any of the foregoing shall be entered;
(i) any Credit Party or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership, examinership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 7.01(h), (iii) apply for or consent to the appointment of a receiver, examiner, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or any Significant Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(j) any Credit Party or any Significant Subsidiary shall become unable, admit in writing its inability to pay, or fail generally to pay its debts as they become due;

(k) one or more judgments or decrees shall be rendered against any Credit Party, any Significant Subsidiary or any combination thereof and the same shall not have been paid, vacated, discharged, stayed or bonded pending appeal within 75 days from the entry thereof that involves in the aggregate a liability (not paid or fully covered by insurance) of $200,000,000 or more;
(l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or
(m) a Change in Control shall occur; or
(n) this Credit Agreement, any promissory note delivered pursuant to Section 2.09(~~e~~f) or any Guaranty shall, for any reason, cease to be in full force and effect, or any Credit Party shall contest in writing the validity or enforceability hereunder or under any such promissory note, in each case, other than in accordance with the terms hereof and thereof;
then, in every such event (other than an event with respect to any Credit Party described in Section 7.01 (h) or (i)), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately (and the Commitments shall terminate), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to any Credit Party described in Section 7.01(h) or (i), the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.
ARTICLE VIII
The Administrative Agent
Section 8.01. Appointment and Authority.
Each of the Lenders and each Issuing Bank hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and neither the Company nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Credit Document (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
Section 8.02. Rights as a Lender.
The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Parent or any of its Subsidiaries or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
Section 8.03. Exculpatory Provisions.
The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Credit Agreement and in the other Credit Documents. Without limiting the generality of the foregoing, the Administrative Agent:
(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(c) shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.02 and Section 7.01) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Company, a Lender or an Issuing Bank.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Credit Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Credit Agreement, any other Credit Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
Section 8.04. Reliance by Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Credit Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 8.05. Delegation of Duties.
The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the

Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
Section 8.06. Resignation of Administrative Agent.
(a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Banks and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, upon the Company’s prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed and shall not be required during the continuance of an Event of Default), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the Issuing Banks, appoint, with the Company’s prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed and shall not be required during the continuance of an Event of Default), a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Company and such Person remove such Person as Administrative Agent and, upon the Company’s prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed and shall not be required during the continuance of an Event of Default), appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any Cash Collateral held by the Administrative Agent on behalf of the Lenders or any Issuing Bank under any of the Credit Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Bank directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section). The on-going fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Credit Documents, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Credit Documents, including (x) holding any Cash Collateral on behalf of any of the Lenders and (y) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.
(d) Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its (and any of its relevant Affiliates’, including the Affiliate acting as Swing Line Lender) resignation as Issuing Bank and Swing Line Lender. If Bank of America resigns as an Issuing Bank, ~~it~~each such Person shall retain all the rights, powers, privileges and duties of an Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Bank and all LC Exposure with respect thereto, including the right to require the Lenders to make ABR Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.05(c). If Bank of America (or any of its applicable Affiliates) resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Eurocurrency Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by the Company of a successor Issuing Bank or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank or Swing Line Lender, as applicable, (b) the retiring Issuing Bank and Swing Line Lender shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents, and (c) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
Section 8.07. Non-Reliance on Administrative Agent and Other Lenders.
Each Lender and each Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Credit Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

Section 8.08. No Other Duties~~.~~, Etc.
Anything herein to the contrary notwithstanding, none of the Arrangers or Syndication Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Credit Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Bank hereunder.
Section 8.09. Administrative Agent May File Proofs of Claim.
In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Borrower, the Administrative Agent (irrespective of whether the principal of any Loan or LC Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise
(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposure and all other obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Administrative Agent under Sections 2.05(h) and (i), 2.11 and 10.03) allowed in such judicial proceeding; and
(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.11 and 10.03.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the obligations of the Borrowers under the Credit Documents or the rights of any Lender or any Issuing Bank to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Bank in any such proceeding.
Section 8.10. Indemnification of Administrative Agent.
Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person’s gross negligence or willful misconduct as determined in a final, non-appealable judgment of a court of competent jurisdiction; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Credit Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive termination of the Commitments, the payment of all obligations hereunder and the resignation or replacement of the Administrative Agent.
Section 8.11. Guaranty Matters
Without limiting the provisions of Section 8.09, the Lenders and the Issuing Banks irrevocably authorize the Administrative Agent to, and the Administrative Agent hereby agrees with the Credit Parties that the Administrative Agent shall, with the consent of the Required Lenders, release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Credit Documents or, in the case of Medtronic, if Medtronic certifies to the Administrative Agent that it is not an obligor (as borrower, guarantor or otherwise) in respect of Indebtedness (a) for borrowed money consisting of bonds, debentures, notes or other similar debt securities issued in (i) a public offering registered under the Securities Act, (ii) a private placement to institutional investors that is resold in accordance with Rule 144A or Regulation S under the Securities Act, or (iii) a placement to institutional investors, or (b) under syndicated or commercial bank loan credit facilities, in an aggregate outstanding principal amount (in respect of borrowed money described in clause (a)) or aggregate commitment (in respect of facilities described in clause (b)) of $1 billion or more (other than (a) Indebtedness owing to Parent or any of its Subsidiaries, (b) Indebtedness under any Credit Document and (c) Capital Lease Obligations).
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 8.11.
Section 8.12. Certain ERISA Matters
(a)  Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative

Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Credit Party, that at least one of the following is and will be true:
(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,
(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement,
(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Credit Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement, or
(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each other Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Credit Party, that none of the Administrative Agent or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in the Loans, the Letters of Credit, the Commitments and this Credit Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Credit Agreement, any Credit Document or any documents related to hereto or thereto).
As used in this Section:

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
ARTICLE IX
Guaranty
Section 9.01. The Guaranty.
Each Guarantor (other than the Company), jointly and severally, hereby irrevocably and unconditionally guarantees to each Lender and the Administrative Agent the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on the Loans made to the Borrowers pursuant to this Credit Agreement, and the full and punctual payment of all other amounts payable by the Borrowers under this Credit Agreement or any of the other Credit Documents. The Company, jointly and severally with the other Guarantors, hereby irrevocably and unconditionally guarantees to each Lender and the Administrative Agent the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on the Loans made to the Designated Borrowers pursuant to this Credit Agreement, and the full and punctual payment of all other amounts payable by the Designated Borrowers under this Credit Agreement or any of the other Credit Documents. Upon failure by any Borrower to pay punctually any such amount, the applicable Guarantors shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Credit Agreement (the “Guaranteed Obligations”).
Section 9.02. Nature of Guaranty Unconditional.
(a) Each Guarantor agrees that its obligations under this Article IX shall be irrevocable, unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:
(i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Borrower under this Credit Agreement or any other Credit Document, by operation of law or otherwise;
(ii) any modification or amendment of or supplement to this Credit Agreement or any other Credit Document;
(iii) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of any Borrower under this Credit Agreement or any other Credit Document;
(iv) any change in the organizational existence, structure or ownership of any Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower or its assets or any resulting release or discharge of any obligation of any Borrower contained in this Credit Agreement or any other Credit Document;
(v) the existence of any claim, set-off or other rights such Guarantor may have at any time against any Borrower, the Administrative Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;
(iv) any illegality, invalidity or unenforceability relating to or against any Borrower for any reason of this Credit Agreement or any other Credit Document, or any provision of applicable law or regulation purporting to prohibit the Borrowing by any Borrower or the payment by any Borrower or any other Guarantor of the principal of or interest on the Loans or any other amount payable by it under this Credit Agreement or any other Credit Document; or
(vii) any other act or omission to act or delay of any kind by any Borrower, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this clause (vii), constitute a legal or equitable discharge of such Guarantor’s obligations hereunder.
(b) Each Guarantor agrees that the Guaranteed Obligations of each Guarantor hereunder are independent of the Guaranteed Obligations of each other Guarantor and of any other guarantee of the Guaranteed Obligations and when making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Borrower and any other Guarantor or any other Person or against any other guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrowers and any other Guarantor or any other Person or to realize upon any such guarantee or to exercise any such right of offset, or any release of any Borrower and any other Guarantor or any other Person or any such guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
Section 9.03 Discharge Only Upon Payment in Full; Reinstatement in Certain  Circumstances.
Except as set forth in Section 9.08, each Guarantor’s obligations under this Article IX shall remain in full force and effect until the Commitments shall have terminated in full and the principal of and interest on the Loans and all other amounts payable by the Borrowers under this Credit Agreement and each other Credit Document shall have been paid in full. If at any time any payment of the principal of or interest on the Loans or any other amount payable by the Borrowers under this Credit Agreement or any other Credit Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, the obligations of each Guarantor under this Article IX with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.
Section 9.04. Waiver by the Borrowers.
Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Borrower, any other Guarantor or any other Person.
Section 9.05. Subrogation.
Each Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment pursuant to this Article IX, to be subrogated to the rights of the payee against the Borrowers with respect to such payment or against any direct or indirect security therefor, or otherwise to be reimbursed, indemnified or exonerated by or for the account of the Borrowers in respect thereof.
Section 9.06. Stay of Acceleration.
If acceleration of the time for payment of any amount payable by any Borrower under this Credit Agreement (or any promissory notes issued in connection with same) is stayed upon the insolvency, bankruptcy or reorganization of such Borrower, all such amounts otherwise subject to acceleration under the terms of this Credit Agreement shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.
Section 9.07. Limitation on Obligations Guaranteed.
The obligations of each Guarantor under this Article IX shall be limited to an aggregate amount equal to the largest amount that would not render such Guarantor’s obligations under this Article IX subject to avoidance under the United States Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Credit Agreement and the Guaranteed Obligations.
Notwithstanding anything to the contrary contained in this Credit Agreement, the obligations of Parent under this Article 9 shall exclude any obligation to the extent that it would result in the relevant obligation constituting unlawful financial assistance within the meaning of Section 82 of the Act.
Section 9.08 Scheme.
The obligations and liabilities of each Guarantor under this Credit Agreement shall not be affected by any reduction occurring in, or other arrangement being made relating to the liabilities of any Credit Party to the Lenders as a result of any arrangement or composition, made pursuant to any of the provisions of the Act or any analogous provisions in any other jurisdiction or made pursuant to any proceedings or actions whatsoever and whether or not following the appointment of an administrator, administrative receiver, trustee, liquidator, receiver or examiner or any similar officer or any analogous event occurring under the laws of any relevant jurisdiction to any Credit Party or over all or a substantial part of the assets (as the case may be) of any Credit Party and each Guarantor hereby agrees with and to the Lenders and the Administrative Agent that the amount recoverable by the Lenders from the Guarantors hereunder will be and will continue to be the full amount which would have been recoverable by the Lenders from the Guarantors in respect of each Guarantor’s liabilities had no such arrangement or composition or event as aforesaid been entered into.
Section 9.09. Additional to Other Documents.
Each Guarantor agrees that its obligations contained in this Article IX shall be additional to any other guarantee or security at any time held from such Guarantor or any other Person in respect of all or any of the Guaranteed Obligations.
ARTICLE X
Miscellaneous
Section 10.01.  Notices.
(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i) if to any Credit Party, the Administrative Agent, the Swing Line Lender or any Issuing Bank, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.01; and
(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the
Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that, the foregoing shall not apply to notices to any Lender or any Issuing Bank pursuant to Article II if such Lender or such Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE PARENT MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE PARENT MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE PARENT MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Credit Party, any Lender, any Issuing Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Credit Party’s or the Administrative Agent’s transmission of Parent Materials or notices through the Platform, any other electronic platform or electronic messaging service or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Credit Party, any Lender, any Issuing Bank or any

other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d) Change of Address, Etc. Each of the Borrowers, the Guarantors, the Administrative Agent, the Swing Line Lender and each Issuing Bank may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the Swing Line Lender and each Issuing Bank. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.
(e) Reliance by Administrative Agent, Issuing Banks and Lenders. The Administrative Agent, the Issuing Banks and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Borrowing Requests, Interest Election Requests and Letter of Credit Applications) purportedly given by or on behalf of a Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The applicable Borrower shall indemnify the Administrative Agent, each Issuing Bank, each Arranger, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of such Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
Section 10.02.  Waivers; Amendments.
(a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Credit Agreement or consent to any departure by any Credit Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.
(b) Neither this Credit Agreement nor any provision hereof or any provision of any other Credit Document may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company, the Guarantors and the Required Lenders and acknowledged by the Administrative Agent or by the Company and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) other than as provided in Section 8.11 as in effect on the date hereof, release Parent, the Company and/or Medtronic from the Guaranty in Article IX without the written consent of each Lender, (vi) amend Section 1.06 or the definition of Alternative Currency without the written consent of each Lender or (vii) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent[, Swing Line Lender]1 or any Issuing Bank hereunder without the prior written consent of the Administrative Agent[, Swing Line Lender] or such Issuing Bank, as the case may be. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.
(c) Notwithstanding any provision herein to the contrary, if the Administrative Agent and the Company acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Credit Agreement or any other Credit Document (including the schedules and exhibits thereto), then the Administrative Agent and the Company shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Credit Agreement.
Section 10.03. Expenses; Indemnity; Damage Waiver.

(a) The Company shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of outside counsel for the Administrative Agent, in connection with the preparation and administration of this Credit Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit issued by such Issuing Bank or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees and disbursements of any outside counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Credit Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.
(b) The Company shall indemnify the Administrative Agent, each Issuing Bank, each Arranger and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees and disbursements of any outside counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Credit Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the actual or proposed use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit issued by it if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a Credit Party or any of its directors, shareholders or creditors, an Indemnitee or any other Person, and regardless of whether any Indemnitee is a party thereto (all of the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction to have (x) resulted from the gross negligence or willful misconduct of such Indemnitee as finally determined in a non-appealable judgment by a court of competent jurisdiction, (y) resulted from a material breach of the Credit Documents by such Indemnitee as finally determined in a non-appealable judgment by a court of competent jurisdiction or (z) arise from disputes between or among Indemnitees (other than disputes involving claims against the Administrative Agent or any of the Arrangers, in each case, in their respective capacities as such in connection with its syndication of the Loans and Commitments hereunder) that do not involve an act or omission by any Credit Party or their respective subsidiaries. Paragraph (b) of this Section shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, liabilities and related expenses arising from any non-Tax claim.
(c) To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent, the Swing Line Lender or any Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Swing Line Lender or such Issuing Bank as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Swing Line Lender or such Issuing Bank in its capacity as such.
(d) To the extent permitted by applicable law, the Credit Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Credit Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan, Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Credit Agreement or the other Credit Documents or the transactions contemplated hereby or thereby if such Indemnitee has used reasonable care in the distribution of such information or other materials distributed by it.
(e) All amounts due under this Section shall be payable promptly after written demand therefor.
Section 10.04.  Successors and Assigns.
(a) The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrowers may not assign or otherwise transfer any of their respective rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void); provided, however, that no such consent shall be required for any transaction permitted under Section 6.03. Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.
(b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) each of the Company and the Administrative Agent must give their prior written consent to such assignment except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund with respect thereto, and in the case of an assignment of all or a portion of a Commitment or any Lender’s obligations in respect of its LC Exposure or participations in Swing Line Loans, each of the Issuing Banks and the Swing Line Lender, as applicable must give their prior written consent to such assignment (which consent, in each case, shall not be unreasonably withheld or delayed, it being understood that the Company may withhold consent with respect to an assignment to a Disqualified Lender); provided further that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof, (ii) except in the case of an assignment to a Lender, an Affiliate of a Lender, an Approved Fund with respect thereto or an assignment of the entire remaining amount of the assigning Lender’s Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment, unless each of the Company and the Administrative Agent otherwise consent and, after giving effect to such assignment, the assigning Lender and its Affiliates and the Approved Funds with respect to such Lender shall have a Commitment of at least $5,000,000 unless each of the Company and the Administrative Agent otherwise consents, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Credit Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (unless waived by the Administrative Agent in its sole discretion), (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and (vi) no such assignment shall be made to a natural person; provided further that any consent of the Company otherwise required under this paragraph shall not be required if an Event of Default has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 10.03 and shall continue to be bound by Section 8.10, in each case as relates to matters arising before such assignment). Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this paragraph shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.
In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Committed Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Committed Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Credit Agreement until such compliance occurs.
(c) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assumption Agreement and each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Exposure owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender.
(d) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Credit Agreement unless it has been recorded in the Register as provided in this paragraph.
(e) Any Lender may, without the consent of the Company, the Administrative Agent, the Swing Line Lender or any Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements and limitations therein, including the requirements under Section 2.16(e)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.
(f) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant shall not be entitled to the benefits of Section 2.16 unless (i) in the case of a Participant that would be a Foreign Lender if it were a Lender, the Company is notified of the participation sold to such Participant and (ii) such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.16(e) as though it were a Lender. Each Lender that sells a participation shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Credit Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under this Credit Agreement) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Credit Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank or any central bank having jurisdiction over such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.
(h) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”) of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company, the option to provide to the Borrowers all or any part of any Committed Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to Section 2.01; provided that (i) nothing herein shall constitute a commitment to make any Committed Loan by any SPC and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Committed Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Committed Loan were made by the Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any payment under this Credit Agreement for which a Lender would otherwise be liable, for so long as, and to the extent, the related Granting Lender makes such payment. In furtherance of the foregoing, each party hereto hereby agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 10.04 or in Section 10.12, any SPC may (i) with notice to, but without the prior written consent of, the Company or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Committed Loans to its Granting Lender or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Committed Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Committed Loans and (ii) disclose on a confidential basis any non-public information relating to its Committed Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC.
(i) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, on behalf of itself and any of its Affiliates upon 30 days’ notice to the Company, resign as Swing Line Lender. In the event of any such resignation as Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor Swing Line Lender hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of Bank of America (or its Affiliate) as Swing Line Lender. If Bank of America (or its Affiliate) resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Committed Eurocurrency Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor Swing Line Lender, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swing Line Lender.
Section 10.05. Survival.
All covenants, agreements, representations and warranties made by the Credit Parties herein and in the certificates or other instruments delivered in connection with or pursuant to this Credit Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Credit Agreement and the making of any Loans and issuance of Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Credit Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 10.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Credit Agreement or any provision hereof.
Section 10.06. Counterparts; Integration; Effectiveness.
This Credit Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Credit Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Credit Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Credit Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Credit Agreement.
Section 10.07. Severability.
Any provision of this Credit Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.07, if and to the extent that the enforceability of any provisions in this Credit Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the Swing Line Lender or any Issuing Bank, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
Section 10.08. Right of Setoff.
If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other indebtedness at any time owing by such Lender, such Issuing Bank or such Affiliate to or for the credit or the account of the Borrowers or any other Credit Party against any of and all the obligations of the Borrowers or any other Credit Party now or hereafter existing under this Credit Agreement held by such Lender, such Issuing Bank or such Affiliate, irrespective of whether or not such Lender, Issuing Bank or Affiliate shall have made any demand under this Credit

Agreement and although such obligations may be unmatured or are owed to a branch office or Affiliate of such Lender or such Issuing Bank different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective Affiliates may have.
Section 10.09. Governing Law; Jurisdiction; Consent to and Appointment for Service of Process.
(a) This Credit Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b) Each party hereto hereby irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any other party hereto or any related party of the foregoing in any way relating to this Credit Agreement or the transactions relating hereto, in any forum other than the Supreme Court of the State of New York sitting in New York County or of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Credit Agreement shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Credit Agreement against the Credit Parties or their properties in the courts of any jurisdiction.
(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Credit Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Credit Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01 and, in the case of Parent and the Company, such Credit Party hereby irrevocably appoints Medtronic as its agent for service of process in respect of any proceedings in New York. Nothing in this Credit Agreement will affect the right of any party to this Credit Agreement to serve process in any other manner permitted by law.
Section 10.10. WAIVER OF JURY TRIAL.
EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 10.11.  Headings.
Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Credit Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Credit Agreement.
Section 10.12.  Confidentiality.
Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ and its Approved Funds’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) on a confidential basis to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent, and only to the extent, required by applicable laws or regulations or by any subpoena or similar legal process, provided that the Person required to disclose such information shall take reasonable efforts (at the Company’s expense) to ensure that any Information so disclosed shall be afforded confidential treatment, (d) to any other party to this Credit Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Credit Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, (i) to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Credit Agreement, and (ii) to any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to a Borrower and its obligations, (g) on a confidential basis to (i) any rating agency in connection with rating Parent, the Borrowers or any of their respective Subsidiaries or this Credit Agreement or (ii) the CUSIP Service Bureau or any successor agency in connection with the issuance and monitoring of CUSIP numbers with respect to this Credit Agreement, (h) with the consent of the Company or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Company who is not, to the knowledge of the Administrative Agent, such Issuing Bank or such Lender, under an obligation of confidentiality to the Company with respect to such Information. For the purposes of this Section, “Information” means all information received from the Company relating to any Credit Party or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Company. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Administrative Agent and the Lenders may disclose the existence of this Credit Agreement and information about this Credit Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Credit Agreement, the other Credit Documents, and the Commitments, excluding any confidential information relating to the business of Parent or any of its Subsidiaries.
Section 10.13. Patriot Act Notice.
Each Lender that is subject to the Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies such Credit Party, which information includes the name and address of such Credit Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Credit Party in accordance with the Patriot Act. The Credit Parties or their respective Subsidiaries shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.
Section 10.14. Electronic Execution of Assignments and Certain Other Documents.
The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Credit Agreement and the transactions contemplated hereby (including without limitation, Assignment and Assumptions, amendments or other modifications, Borrowing Requests, Interest Election Requests, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
Section 10.15. No Advisory or Fiduciary Responsibility.
In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), each Credit Party acknowledges and agrees that: (i) (A) the arranging and other services regarding this Credit Agreement provided by the Administrative Agent, the Arrangers, the Issuing Banks and the Lenders are arm’s-length commercial transactions between each Credit Party and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the Issuing Banks and the Lenders, on the other hand, (B) each Credit Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Credit Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (ii) (A) the Administrative Agent, each Arranger, each Issuing Bank and each Lender each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Credit Party or any of its Affiliates, or any other Person and (B) none of the Administrative Agent, any Arranger, any Issuing Bank or any Lender has any obligation to any Credit Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (iii) the Administrative Agent, the Arrangers, the Issuing Banks and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of any Credit Party and its Affiliates, and none of the Administrative Agent, any Arranger, any Issuing Bank or any Lender has any obligation to disclose any of such interests to any Credit Party or its Affiliates. To the fullest extent permitted by law, each Credit Party hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers, the Issuing Banks and the Lenders with respect to any breach or alleged breach of fiduciary duty in connection with any aspect of any transaction contemplated hereby
Section 10.16.  Judgment Currency.
If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Credit Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of each Credit Party in respect of any such sum due from it to the Administrative Agent, any Lender or any Issuing Bank hereunder or under the other Credit Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Credit Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent, such Lender or such Issuing Bank, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent, any Lender or any Issuing Bank from any Credit Party in the Agreement Currency, such Credit Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent, such Lender or such Issuing Bank, as the case may be, against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent, such Lender or such Issuing Bank in such currency, the Administrative Agent, such Lender or such Issuing Bank, as the case may be, agrees to return the amount of any excess to such Credit Party (or to any other Person who may be entitled thereto under applicable law).
Section 10.17. Acknowledgement and Consent to Bail-In of EEA Financial Institutions.
Solely to the extent any Lender or Issuing Bank that is an EEA Financial Institution is a party to this Credit Agreement and notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or Issuing Bank that is an EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)  the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or Issuing Bank that is an EEA Financial Institution; and
(b) the effects of any Bail-In Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability;
(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Credit Agreement or any other Credit Document; or
(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

Section 10.18 Acknowledgement Regarding Any Supported QFCs

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedging Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b) As used in this Section 10.18, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Credit Agreement to be duly executed by their respective authorized officers as of the day and year first written above.
MEDTRONIC GLOBAL HOLDINGS S.C.A., a
Luxembourg corporate partnership limited by shares (société en commandite par actions) represented by Medtronic Global Holdings GP
S.à.r.l. its General Partner, in turn acting by

By: /s/ Erik De Gres
Name: Erik De Gres
Title: Manager

Signature Page to Amended and Restated Credit Agreement

MEDTRONIC, INC.

By: /s/ Jason Bristow
Name: Jason Bristow
Title: Treasurer
Signature Page to Amended and Restated Credit Agreement

Signed for and on behalf of
MEDTRONIC PLC:

By: /s/ Jason Bristow
Name: Jason Bristow
Title: Treasurer

In the presence of:

By: /s/ Julie A. Daleiden

Witness

Address: 710 Medtronic Pkwy.
        Minneapolis, MN 55432

Name: Julie A. Daleiden

Occupation: Legal Administrative Assistant

Signature Page to Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent
By: /s/ Anthea Del Bianco
Name: Anthea Deal Bianco
Title: Vice President
BANK OF AMERICA, N.A., as Lender and Issuing Bank

By: /s/ Yinghua Zhang
Name: Yinghua Zhang
Title: Director

Signature Page to Amended and Restated Credit Agreement

BARCLAYS BANK PLC, as Lender and Issuing Bank
By: /s/ Ronnie Glenn
Name: Ronnie Glenn
Title: Director

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CITIBANK, N.A., as Lender and Issuing Bank
By: /s/ Patricia Guerra Heh
Name: Patricia Guerra Heh
Title: Vice President

Signature Page to Amended and Restated Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, as Lender and Issuing Bank
By: /s/ Ming K. Chu
Name: Ming K. Chu
Title: Director
By: /s/ Virginia Cosenza
Name: Virginia Cosenza
Title: Vice President

Signature Page to Amended and Restated Credit Agreement

GOLDMAN SACHS BANK USA, as Lender and Issuing Bank
By: /s/ Annie Carr
Name: Annie Carr
Title: Authorized Signatory

Signature Page to Amended and Restated Credit Agreement

HSBC Bank USA, National Association, as Lender and Issuing Bank
By: /s/ Alan Vitulich
Name: Alan Vitulich
Title: Director

Signature Page to Amended and Restated Credit Agreement

JPMorgan Chase Bank, N.A., as Lender and Issuing Bank
By: /s/ Vanessa Chiu
Name: Vanessa Chiu
Title: Executive Director

Signature Page to Amended and Restated Credit Agreement

MIZUHO BANK, LTD. as Lender and Issuing Bank
By: /s/ Raymond Ventura
Name: Raymond Ventura
Title: Managing Director

Signature Page to Amended and Restated Credit Agreement

Schedule 2.01 — Commitments

LENDER	COMMITMENT	APPLICABLE PERCENTAGE	LC COMMITMENT
Bank of America, N.A.	$437,500,000	12.5000000%	$25,000,000
Citibank, N.A.	$437,500,000	12.5000000%	$25,000,000
Deutsche Bank AG New York Branch	$437,500,000	12.5000000%	$25,000,000
JPMorgan Chase Bank, N.A.	$437,500,000	12.5000000%	$25,000,000
Barclays Bank PLC	$437,500,000	12.5000000%	$25,000,000
Goldman Sachs Bank USA	$437,500,000	12.5000000%	$25,000,000
HSBC Bank USA, National Association	$437,500,000	12.5000000%	$25,000,000
Mizuho Bank, Ltd.	$437,500,000	12.5000000%	$25,000,000
Total of Commitments	$3,500,000,000	100.0000000%	$200,000,000

Signature Page to Amended and Restated Credit Agreement

Schedule 6.01 — Existing Indebtedness
1.Certain current debt obligations due Fiscal Year 2019-2020 in an aggregate outstanding principal amount of $1,343 million as of October 26, 2018, including short-term advances outstanding from time to time to certain non-U.S. Subsidiaries under credit agreements with various banks
2.Indebtedness incurred by the Borrower from time to time pursuant to any commercial paper program supported by the Credit Agreement
3.Certain long-term bank borrowings due Fiscal Year 2020-2022 in an aggregate outstanding principal amount of $105 million as of October 26, 2018
4.The following series of senior notes issued and/or guaranteed by Parent, the Company and/or Medtronic:

Description	Maturity by Fiscal Year	Amount Outstanding as of October 26, 2018, in millions
Floating rate five-year 2015 senior notes	2020	$500
2.500 percent five-year 2015 senior notes	2020	$2,500
4.200 percent ten-year 2010 CIFSA senior notes	2021	$600
4.125 percent ten-year 2011 senior notes	2021	$500
3.150 percent seven-year 2015 senior notes	2022	$2,500
3.125 percent ten-year 2012 senior notes	2022	$675
3.200 percent ten-year 2012 CIFSA senior notes	2023	$650
2.750 percent ten-year 2013 senior notes	2023	$530
2.950 percent ten-year 2013 CIFSA senior notes	2024	$310
3.625 percent ten-year 2014 senior notes	2024	$850
3.500 percent ten-year 2015 senior notes	2025	$4,000
3.350 percent ten-year 2017 senior notes	2027	$850
4.375 percent twenty-year 2015 senior notes	2035	$2,382
6.550 percent thirty-year 2007 CIFSA senior notes	2038	$374
6.500 percent thirty-year 2009 senior notes	2039	$300
5.550 percent thirty-year 2010 senior notes	2040	$500
4.500 percent thirty-year 2012 senior notes	2042	$400
4.000 percent thirty-year 2013 senior notes	2043	$325
4.625 percent thirty-year 2014 senior notes	2044	$650
4.625 percent thirty-year 2015 senior notes	2045	$4,150

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Schedule 6.02 — Existing Liens

None.
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